Exhibit 10.7

EXELON CORPORATION CASH BALANCE PENSION PLAN

Amended and Restated Effective as of January 1, 2013

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Table of Contents

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Table of Contents

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ARTICLE 1

TITLE AND PURPOSE

The name of the plan set forth herein shall be the “Exelon Corporation Cash Balance Pension Plan” (the “Plan”). This Plan, as in effect on December 31, 2012, was previously amended and restated effective generally as of January 1, 2013 and this document represents the subsequent amendment and restatement of the Exelon Corporation Cash Balance Pension Plan as in effect on December 31, 2012 and, except as otherwise provided, shall control and apply to Employees whose employment is terminated on or after January 1, 2013 and to the Beneficiaries of such Employees. The rights and benefits of Employees whose employment terminates before January 1, 2013 and of the Beneficiaries of such Employees shall be determined under the Exelon Corporation Cash Balance Pension Plan as in effect at the time of such Employees’ termination, including any provisions of this Plan effective at such time; provided, however, that the provisions of Section 6.1(d) (relating to Investment Credits), Article 8 (relating to limitations on benefits), Article 9 (relating to special participation and distribution rules relating to recommencement of employment and employment by related entities), Article 10 (relating to administration), Article 13 (relating to miscellaneous provisions) and Article 15 (relating to amendment and termination of the Plan) shall be effective for all such persons.

ARTICLE 2

DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings when capitalized:

(1) Accrued Benefit. Except as provided in Section 9.2 (relating to suspension of benefits), the amount payable under the Plan commencing on the first day of the month coinciding with or next following a Participant’s Normal Retirement Age, determined as of a date not later than such Participant’s Normal Retirement Age as if the Participant had elected Option

1 (the life annuity) under Section 7.2(c) (relating to optional forms of benefit), that is the Actuarial Equivalent of the sum of the balance credited to the Participant’s Cash Balance Account as of the date of determination plus Investment Credits (at the rate in effect under Section 6.1(d) (relating to investment credits) on the date of determination) from the date of determination until such assumed date of commencement, plus the Additional Credit, if any, determined as of the date of commencement, subject to adjustment pursuant to Section 7.2(d)(2) (relating to special rules regarding pensions). Notwithstanding the preceding sentence, the Participant’s Accrued Benefit attributable to his or her Cash Balance Account, determined as of any date prior to the Participant’s Normal Retirement Age, shall be the greater of (a) the amount that would be payable with respect to the sum of the Transition Credit, if any, the Service Credits and the Investment Credits credited to such Participant’s Cash Balance Account (the “Account Balance”) if the Participant had elected Option 1 (the life annuity) under Section 7.2(c) (relating to optional forms of benefit), that is the Actuarial Equivalent of the Account Balance as of the date of determination projected to the Participant’s Normal Retirement Age by crediting such Account Balance with interest calculated on the date of determination to the Participant’s Normal Retirement Age, and (b) the amount determined pursuant to the preceding sentence. In addition, a Participant’s Accrued Benefit shall include the Participant’s Accrued Frozen Benefit. Notwithstanding the preceding sentences or anything contained herein to the contrary, a Participant’s Accrued Benefit attributable to his or her Cash Balance Account, determined as of any date on or after August 18, 2006, shall be the Participant’s Cash Balance Account.

(2) Accrued Frozen Benefit. The meaning given such term in the applicable Schedule.

(3) Actuarial Equivalent. A benefit of value equivalent to the value of the benefit being replaced, computed using the table specified by the Commissioner of Internal Revenue for purposes of section 417(e)(3) of the Code (which, as of the Effective Date, is the 1983 Group Annuity (unisex) Mortality Table (50% male, 50% female) and, as of January 1, 2003, is the 1994 Group Annuity Reserving (GAR) table (unisex basis)) in effect on the date of determination and an interest rate assumption using the “applicable interest rate” as defined in section 417(e)(3) of the Code for the month of November of the Plan Year immediately preceding the Plan Year in which the determination occurs.

(4) Additional Credit. The amount, if any, credited to a Participant’s Cash Balance Account pursuant to Section 6.1(e).

(5) Administrator. The Company acting through its Vice President, Health & Benefits or such other person appointed pursuant to Section 10.1 (relating to the Administrator, the Investment Office and the Corporate Investment Committee).

(6) Affiliate. (a) A corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes (i) an Employer, (ii) a corporation described in clause (a) of this definition or (iii) a trade or business described in clause (b) of this definition, or (d) any other entity that is required to be aggregated with an Employer pursuant to Regulations promulgated under section 414(o) of the Code. A corporation, trade or business entity shall be an Affiliate only for such period or periods of time during which such corporation, trade or business entity is described in the preceding sentence, but not prior to such time.

(7) Beneficiary. The person or persons entitled to receive a benefit under Section 7.2 (relating to form of distribution) or Section 7.3 (relating to death benefits) in the event of the death of a Participant.

(8) Cash Balance Account. The hypothetical account established for each Participant pursuant to Section 6.1(a) (relating to establishment of accounts).

(9) CEG. Constellation Energy Group, Inc. and any of its affiliates that was an affiliate immediately before the Effective Time (as such term is defined in the Merger Agreement).

(10) Code. The Internal Revenue Code of 1986, as amended.

(11) ComEd Plan. The Commonwealth Edison Company Service Annuity System under the Exelon Corporation Retirement Program.

(12) Company. Exelon Corporation, a Pennsylvania corporation, and any successor to such Company that shall adopt the Plan pursuant to Article 12 (relating to continuance by successor entities).

(13) Compensation. The regular base salary or base wages, as applicable, paid by an Employer to an Eligible Employee for a Plan Year, increased by all payments made during such Plan Year by an Employer to such Eligible Employee under any of the plans set forth in Exhibit A attached hereto, all nuclear license bonuses paid during such Plan Year by an Employer to such Eligible Employee and all amounts not includible in such Eligible Employee’s regular base salary or base wages solely on account of his or her election to have compensation reduced pursuant to any qualified cash or deferred arrangement described in section 401(k) of the Code, a qualified transportation fringe benefit program described in section 132(f) of the Code or a cafeteria plan as described in section 125 of the Code, in each case, maintained by an Employer, but excluding any reimbursements or other allowances for automobile, relocation, travel or education expenses (even if includible in the Employee’s regular base salary or base wages) and any amount awarded under the Performance Share Award Program for Power Team Employees under the Exelon Corporation Long Term Incentive Plan (or any predecessor or successor program). Notwithstanding the preceding sentence, an Employee’s Compensation in excess of the dollar amount prescribed by section 401(a)(17) of the Code (as adjusted for increases in the cost-of-living) shall not be taken into account for any purposes under the Plan. In the case of a Participant who is absent from employment due to a leave of absence for participation in Military Service, Compensation shall mean, for the period during which the Participant is absent due to Military Service, the Participant’s Compensation, as defined above, for the twelve-month period preceding the first day of the Participant’s absence. Compensation shall also include lump sum merit increases to base salary paid on or after January 1, 2003.

(14) Corporate Investment Committee. The Company acting through the Committee consisting of the executives or other persons designated from time to time in the charter of such Committee.

(15) Craft Employee. An Employee who is a non-represented, non-exempt craft or clerical employee assigned to the Peachbottom, Limerick, Outage Services East, Philadelphia Electric Company or Texas generating plant.

(16) Effective Date. Except as otherwise specifically provided herein, January 1, 2013.

(17) Eligible Employee. Except as otherwise provided herein, (a) any Employee who (i) was an Eligible Employee on December 31, 2012, and (ii) is either receiving regular salary or wages from and rendering services to an Employer or is on authorized leave of absence, and (b) on and after January 1, 2013, any Employee who (i) has not, prior to January 1, 2013, had an Hour of Service with any Affiliate, (ii) completed his or her first Hour of Service with an Employer on or after January 1, 2013 and (iii) is either receiving regular salary or wages from and rendering services to an Employer or is on authorized absence. Notwithstanding the preceding sentences, an Eligible Employee shall not include (a) an Employee the terms of whose employment are subject to a collective bargaining agreement that does not provide for participation in this Plan, (b) an Employee paid on the temporary payroll of an Employer who has never completed at least 1,000 Hours of Service in any period of twelve consecutive months beginning with the Employee’s date of employment or anniversary thereof, (c) an Employee who executes a written waiver of his or her right to participate in the Plan, (d) an individual rendering services to an Employer who is not on the payroll of any Employer, (e) an Employee employed by Exelon Generation Company, LLC in the Nuclear Security Division or employed by Exelon Corporation Nuclear Security LLC as an hourly non-exempt nuclear security guard, (f) on or after the Effective Time (as such term is defined in the Merger Agreement), an individual who was employed immediately prior to the Effective Time at CEG or a facility owned immediately before the Effective Time by CEG, (g) an individual who is newly employed on or after the Effective Time (as such term is defined in the Merger Agreement) and prior to January 1, 2013 at a facility owned immediately before the Effective Time by CEG, and (h) an Employee who is newly employed on or after January 1, 2013 by either BGE Home Products & Services, LLC or Constellation Mystic Power, LLC. It is expressly intended that an individual rendering services to an Employer pursuant to any of the following agreements shall be excluded from Plan participation pursuant to clause (d) of this subdivision even if a court or administrative agency determines that such individual is an Employee: (i) an agreement providing that such services are to be rendered as an independent contractor, (ii) an agreement with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not an Employer or (iii) an agreement that contains a waiver of participation in the Plan. Notwithstanding anything contained in the Plan to the contrary, any Employer may, at any time, designate, with the consent of the Administrator, a specified group of Employees who will be Eligible Employees.

(18) Employee. An individual whose relationship with an Employer is, under common law, that of an employee.

(19) Employer. The Company and any other Affiliate set forth on Appendix I hereto that, with the consent of the Company, elects to participate in the Plan in the manner described in Article 11 (relating to participation by other employers) either with respect to all Employees or a particular group of Employees of such Affiliate and any successor Affiliate that adopts the Plan pursuant to Article 12 (relating to continuance by successor entities). If any entity described in the preceding sentence withdraws from participation in the Plan pursuant to Section 11.2 (relating to withdrawal from participation) or terminates its participation in the Plan pursuant to Section 15.3 (relating to termination of the Plan by an Employer), such entity shall thereupon cease to be an Employer. Appendix I shall be updated from time to time by the Company to reflect any adoption pursuant to Section 11.1, but the failure to so update such Appendix shall not affect the effectiveness of any such adoption. Such adoptions will be effective whether occurring before, on or after the Effective Date and whether or not reflected in Appendix I.

(20) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

(21) Hour of Service. (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties (such hours to be credited to the Employee for the computation period or periods in which the duties are performed); (b) each hour for which an Employee is paid, or entitled to payment, on account of a period of time during which no duties are performed (irrespective of whether a Termination of Employment has occurred) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (such hours to be credited to the Employee for the computation period or periods in which the period of time during which no duties are performed occurs); and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer (such hours to be credited to the Employee for the computation period or periods in which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). Hours of Service shall be computed in accordance with paragraphs (b) and (c) of section 2530.200b-2 of the Department of Labor Regulations.

(22) Investment Credits. The amounts credited to a Participant’s Cash Balance Account pursuant to Section 6.1(d).

(23) Investment Office. The Company acting through the Exelon Investment Office.

(24) Merger Agreement. That Agreement and Plan of Merger, dated as of April 28, 2011, by and among Exelon Corporation, Bolt Acquisition Corporation and Constellation Energy Group, Inc.

(25) Military Service. The performance of duty on a voluntary or involuntary basis in a “uniformed service” (as defined below) under competent authority of the United States government and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, and a period for which a person is absent from employment for the purpose of an examination to determine the fitness of the person to perform any such duty. For purposes of the preceding sentence, the term “uniformed service” means the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and any other category of persons designated by the President of the United States in time of war or emergency.

(26) Normal Retirement Age. With respect to a Participant’s Cash Balance Account, (a) for periods prior to May 23, 2007, the earlier of (a) the date the Participant completes five years of Vesting Service and (b) the later of (i) the Participant’s 65th birthday, and (ii) the fifth anniversary of the date the Participant commenced participation in the Plan; and (b) for periods beginning on and after May 23, 2007, the later of (i) the Participant’s 62nd birthday, and (ii) the fifth anniversary of the date the Participant commenced participation in the Plan.

(27) Participant. An Eligible Employee who has satisfied the requirements set forth in Article 3 (relating to participation). An Eligible Employee who becomes a Participant shall cease to be a Participant upon the distribution of his or her entire vested benefit under the Plan. Any Participant who upon his or her Termination of Employment has not satisfied the Vesting Requirement shall cease to be a Participant upon such Termination of Employment. Notwithstanding anything in the Plan to the contrary, no Eligible Employee who is hired on or after January 1, 2013 shall become a Participant in the Plan.

(28) PECO Plan. The Service Annuity Plan of PECO Energy Company under the Exelon Corporation Retirement Program.

(29) Pension. A monthly payment continuing for the lifetime of the payee.

(30) Pension Starting Date. The first day as of which an amount becomes payable to a Participant or Beneficiary in accordance with Article 7 (relating to distributions). A Participant or Beneficiary shall have only one Pension Starting Date with respect to the Participant’s Accrued Benefit.

(31) Period of Severance. Any twelve-month period commencing on the date an Employee terminates employment or any twelve-month period beginning on the anniversary of such date during which the Employee does not perform any Hours of Service for an Employer. For purposes of this definition, an Employee shall be credited with Hours of Service for any period of absence from an Employer during which such Employee (a) is in Military Service, provided that the Employee returns to the employ of an Employer within the period prescribed by laws relating to the reemployment rights of persons in Military Service, (b) is on an uncompensated leave of absence duly granted by an Employer, or (c) is absent from work for a maximum of twenty-four consecutive months because of (i) the pregnancy of the Employee, (ii) the birth of the Employee’s child, (iii) the placement of a child with the Employee in connection with the Employee’s adoption of such child, or (iv) the need to care for any such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, no Hours of Service shall be credited to an Employee under clause (c) of this subdivision unless the Employee timely furnishes to the Administrator a certificate of birth, proof of adoption or other appropriate legal documentation setting forth parentage or adoption.

(32) Plan. The plan herein set forth and as from time to time amended.

(33) Plan Year. The calendar year.

(34) Qualified Domestic Relations Order. Any domestic relations order which the Administrator has determined, in accordance with procedures established by the Administrator to be a “qualified domestic relations order” defined in section 414(p) of the Code.

(35) Qualified Joint and Survivor Annuity. The form of distribution described in Section 7.2(b) (relating to manner of distribution with respect to married Participants).

(36) Regulations. Written temporary or final regulations of (i) the Department of Labor construing ERISA or (ii) the Treasury Department construing the Code.

(37) Schedule. If a Participant’s accrued benefit under the ComEd Plan was transferred to the Plan pursuant to Section 3.1(c) (relating to transfer of benefits and assets to Plan) or Section 9.1 (relating to recommencement of employment by terminated employee), Schedule A and, if a Participant’s accrued benefit under the PECO Plan was transferred to the Plan pursuant to Section 3.1(c) or Section 9.1, Schedule B.

(38) Schedule Equivalent. A benefit of value equivalent to the value of the benefit being replaced, computed using the actuarial factors and rules set forth in the applicable Schedule.

(39) Service Credits. The amounts, if any, credited to a Participant’s Cash Balance Account pursuant to Section 6.1(c).

(40) Spouse. For periods prior to September 16, 2013, “Spouse” means the individual who is the husband or wife of a Participant as a result of the legal union between one man and one woman, within the meaning of the Defense of Marriage Act, on the Participant’s Pension Starting Date or, if earlier, on the date of the Participant’s death. Effective September 16, 2013, “Spouse” means the individual who, on a Participant’s Pension Starting Date, or if earlier, on the date of the Participant’s death, is lawfully married to the Participant under the laws of the state or foreign jurisdiction where the individual and the Participant were married, without regard to the laws of the state where the individual and the Participant are domiciled. For the avoidance of doubt, the term “Spouse” shall not include a person who, with the Participant, is in a domestic partnership, civil union or other similar formal relationship recognized by applicable law. While the Spouse is living and, except as otherwise provided in a qualified domestic relations order as described in Section 13.2(b) (relating to exception to nonassignability in the case of a qualified domestic relations order) or Section 7.4(h) (relating to automatic cancellation of elections), such Spouse shall be treated as the Participant’s Spouse for all purposes of the Plan without regard to whether such Spouse remains married to the Participant after the Participant’s Pension Starting Date.

(41) Target Income. (a) In the case of a Participant who participated in the ComEd Plan prior to becoming a Participant, Target Income means the sum of (i) the total of the Participant’s “basic compensation” as defined in the ComEd Plan for all pay periods ending during calendar year 2001 (for a Participant who was on an authorized leave of absence during calendar year 2001, basic compensation for any pay period during which such Participant did not receive compensation shall be the Participant’s average base pay rate per pay period for the twelve-month period preceding the first day of the Participant’s leave of absence) and (ii)

“incentive pay” as defined in the ComEd Plan, except that incentive pay shall equal 100% of the target incentive pay the Participant would receive for calendar year 2002 under the applicable plans if the target goals were achieved during 2002, except that incentive pay shall equal 100% of the target incentive pay the Participant would receive for calendar year 2002 under the applicable plans if the target goals were achieved during 2002.

(b) In the case of a Participant who participated in the PECO Plan prior to becoming a Participant, Target Income means the sum of (i) the Participant’s “annual base salary” for 2001 determined in accordance with Section 3.1(b) of the PECO Plan (for a Participant who was on an authorized leave of absence during calendar year 2001, annual base salary for 2001 shall be determined by assuming that for any pay period during which such Participant did not receive compensation, the Participant was paid the base rate in effect immediately prior to the start of the Participant’s leave of absence) and (ii) incentive pay under any Employer’s incentive pay plan (excluding the Performance Share Award Program for Power Team Employees under the Exelon Corporation Long Term Incentive Plan), except that incentive pay shall equal 100% of the target incentive pay the Participant would receive for calendar year 2002 under the applicable plans if the target goals were achieved during 2002.

In determining “incentive pay” for purposes of the preceding subparagraphs, (i) if the Participant’s incentive pay is determined by multiplying his or her compensation by a percentage, the target percentage for 2002 (based on pay-grade in effect as of December 31, 2001) shall be used for such Participant and such target percentage shall be multiplied by the Participant’s 2001 “basic compensation” or “annual base salary”, as applicable, (ii) if the Participant’s incentive pay is defined as a flat dollar amount, the Participant’s incentive pay shall be the 2002 target incentive pay, (iii) if the Participant’s incentive pay is determined by adding quarterly bonus targets and an annual target incentive, the Participant’s incentive pay shall equal the sum of the target quarterly bonuses for calendar year 2002 and the target annual incentive for calendar year 2002, and (iv) if any limits apply to the payment of incentive compensation to a Participant under any applicable incentive pay plan, such limits will apply for purposes of this Plan.

(42) Termination of Employment. A Participant’s ceasing to be an Employee of all Employers and all Affiliates. A transfer between employment by an Employer and employment by an Affiliate or between employment by Employers or Affiliates shall not constitute a Termination of Employment.

(43) Transition Credit. An amount equal to the product of the following: (a) a Participant’s “credited service” under the ComEd Plan or the Participant’s “benefit years” under the PECO Plan, as applicable, determined as of December 31, 2001, (b) the percentage applicable to the Participant determined pursuant to Table T and (c) the Participant’s Target Income. Notwithstanding the preceding sentence, in no event shall a Participant’s Transition Credit exceed 100% of his or her Target Income.

(44) Trust. The Directed Retirement Trust under the Exelon Corporation Cash Balance Pension Plan, as from time to time amended and, effective November 1, 2010, the Exelon Corporation Pension Master Retirement Trust.

(45) Trust Fund. All money and property of every kind held by the Trustee pursuant to the terms of the agreement governing the Trust.

(46) Trustee. The trustee provided for in Article 5 (relating to the Trust) or any successor trustee or, if there is more than one such trustee acting at any time, all of such trustees collectively.

(47) Vesting Requirement. For periods beginning prior to May 23, 2007, a Participant’s attainment, during the time such Participant is an Employee, of his or her Normal Retirement Age. For periods beginning on and after May 23, 2007, the earlier of (a) the date a Participant completes the applicable years of Vesting Service described in the following sentence and (b) the date the Participant’s attains, during the time such Participant is an Employee, his or her Normal Retirement Age. For purposes of the preceding sentence, the applicable years of Vesting Service are, for Plan Years beginning before January 1, 2008, five years, and for Plan Years beginning on and after January 1, 2008, three years.

(48) Vesting Service. The period of an Employee’s employment which is used to determine whether the Employee has satisfied the Vesting Requirement. An Employee’s Vesting Service includes the aggregate of the periods during which the Employee is employed by an Employer or an Affiliate beginning on the day on which the Employee first performs an Hour of Service with an Employer or Affiliate, provided that in the case of an Employee who has no vested right to any benefits under this Plan, such Employee’s periods of employment before and after a period of absence from employment shall be aggregated only when the Employee’s number of consecutive one-year Periods of Severance is less than five and the Employee has at least one year of Vesting Service after such period of absence from employment. For purposes of the preceding sentence, an Employee shall be deemed to be employed by an Employer or an Affiliate during (a) any period of absence from employment by an Employer or an Affiliate which is of less than twelve months’ duration, (b) the first twelve months of any period of absence from employment for any reason other than the Employee’s quitting, retiring or being discharged, (c) the period during which the Employee is not rendering services to any Employer or Affiliate as a result of a disability during which period the Employee is receiving benefits under any Employer’s or Affiliate’s long-term disability plan and (d) any period during which the Employee is in Military Service, provided that the Employee returns to the employ of an Employer or an Affiliate within the period prescribed by laws relating to the reemployment rights of persons in Military Service. The Administrator may require certification from an Employee, as a condition of granting Vesting Service under this subdivision, that the leave was taken for one of the reasons enumerated in the preceding sentence. Notwithstanding the preceding sentences, in determining an Employee’s period of absence from employment by an Employer or an Affiliate, the following shall be disregarded: the first twenty-four months of any period of absence from employment by reason of (i) the Employee’s pregnancy, (ii) the birth of the Employee’s child, (iii) the placement of a child with the Employee in connection with the adoption of such child by such Employee or (iv) caring for such child for a period beginning immediately following such birth or placement. Notwithstanding anything in this definition to the contrary, the Vesting Service for a Participant who elects to participate in the Plan pursuant to Section 3.1(b) (relating to eligibility for participation for employees other than new hires) and whose accrued benefit under the PECO Plan is transferred to the Plan pursuant to Section 3.1(c) (relating to transfer of benefits and assets to Plan) shall be (a) for periods prior to January 1,

2002, the vesting service credited to the Participant under the terms of the PECO Plan, as in effect on December 31, 2001, and (b) for the Participant’s “eligibility computation period” (as defined in the PECO Plan) that ends during the 2002 Plan Year, the greater of (i) the Vesting Service, for such period, determined pursuant to this subdivision and (ii) the vesting service, for such period, determined pursuant to the terms of the PECO Plan.

ARTICLE 3

PARTICIPATION

Section 3.1 Eligibility for Participation. (a) General. Each Eligible Employee who immediately before the Effective Date was a Participant in the Plan shall continue to be a Participant as of the Effective Date. Each other Eligible Employee who has not, prior to the Effective Date, had an Hour of Service with any Affiliate and whose first Hour of Service with an Employer is on or after the Effective Date shall become a Participant as of the first day that such Eligible Employee completes an Hour of Service with an Employer as an Eligible Employee.

(b) Other Employees Prior to the Effective Date. Each individual who (a) is, at any time between January 1, 2002 and April 30, 2002, an Employee and (b) was, on December 31, 2000, a participant in either the ComEd Plan (other than a participant the terms of whose employment are subject to a collective bargaining agreement) or the PECO Plan, or would have been a participant in the PECO Plan if the age and service requirements for participation in the PECO Plan were disregarded, shall be permitted to elect, in the time and manner prescribed by the “Committee,” as such term was defined in the Plan prior to June 1, 2006, to either (i) continue participating in the ComEd Plan or the PECO Plan, as the case may be, on and after January 1, 2002 (or begin participating in the PECO Plan, in the case of an Employee who will satisfy the eligibility and age and service requirements for participation in such plan on January 1, 2002) or (ii) cease participating in the applicable Plan described in clause (i) hereof as of

December 31, 2001 and begin participating in the Plan as of January 1, 2002 (or, if later, his or her employment or reemployment date). Each such Eligible Employee who affirmatively elects to participate in the Plan in lieu of participation in the ComEd Plan or the PECO Plan shall become a Participant as of January 1, 2002 (or, if later, his or her employment or reemployment date), unless such Participant receives a notification (the “Notice”) from an Employer that his or her employment with the Employers and their Affiliates will be terminated on or before December 31, 2002 and that such Participant is eligible for severance benefits under the Exelon Corporation Merger Separation Plan for Designated Management Employees or any other severance plan maintained by an Employer or an Affiliate. An Eligible Employee who receives a Notice shall not become a Participant, notwithstanding such Eligible Employee’s election to participate in the Plan. An Eligible Employee (i) who receives a Notice, but whose employment does not terminate on or before December 31, 2002, or (ii) whose employment terminates before December 31, 2002 without the Employee receiving a Notice shall become a Participant as of January 1, 2002 (or, if later, his or her employment or reemployment date) if such Employee elects, in the time and manner prescribed by the “Committee,” as such term was defined in the Plan prior to June 1, 2006, to participate in the Plan.

In the case of an Eligible Employee who became an employee of the Power Team during 2003 pursuant to Exelon Way, such Eligible Employee shall continue to be a Participant. In addition, each Eligible Employee who was an employee of the Power Team on any date in 2003 and who became an employee of a participating business unit of an Employer during 2003 in connection with Exelon Way shall continue to be a Participant only if such Employee was a Participant prior to the date on which such Employee became an employee of a participating business unit of an Employer. Effective as of January 1, 2004, each individual (i) who either (A)

is an employee of the Power Team or (B) transferred employment from the Power Team to a participating business unit of an Employer during 2003 pursuant to Exelon Way, (ii) who became an Eligible Employee on or after January 1, 2004 and (iii) who either (A) has a frozen accrued benefit under this Plan or (B) does not have an accrued benefit under either the ComEd Plan or the PECO Plan shall become a Participant as of the later of January 1, 2004 and the date the Eligible Employee completes an Hour of Service with an Employer as an Eligible Employee. In addition, each Eligible Employee (i) who either (A) is an employee of the Power Team or (B) transferred employment from the Power Team to a participating business unit of an Employer during 2003 pursuant to Exelon Way, (ii) who became an Eligible Employee on January 1, 2004, (iii) who has an accrued benefit under either the ComEd Plan or the PECO Plan, (iv) who is not described in the preceding sentence and (v) who did not previously make a valid election pursuant to the preceding paragraph shall be permitted to elect, in the time and manner prescribed by the “Committee,” as such term was defined in the Plan prior to June 1, 2006, to either (A) resume or continue participation in the ComEd Plan or the PECO Plan, as the case may be, as of January 1, 2004 or (B) participate in the Plan as of January 1, 2004. Each such Eligible Employee who affirmatively elects to participate in the Plan in lieu of participation in the ComEd Plan or the PECO Plan shall become a Participant as of January, 1, 2004.

(c) Transfer of Benefits and Assets to Plan. If an Employee described in paragraph (b) above elects to participate in the Plan in lieu of participating in the ComEd Plan or the PECO Plan, as the case may be, the Employee’s accrued benefit under either such plan, determined as of December 31, 2001, or December 31, 2003, as the case may be, in accordance with the provisions of the applicable plan, shall be transferred to the Plan. An amount of assets that is equal to the present value of the Employee’s accrued benefit described in the preceding sentence determined using the methods and assumptions prescribed by section 4044 of ERISA shall also be transferred to the Plan. Such transfer of benefits and assets related thereto shall occur as soon as practicable after the Eligible Employee makes the election described in paragraph (b) above. Each Participant whose benefits are so transferred shall be permitted to have his or her Accrued Frozen Benefit paid in any of the optional forms of benefit listed in the applicable Schedule in lieu of the forms provided hereunder. The provisions set forth in the applicable Schedule shall govern all matters relating to a Participant’s Accrued Frozen Benefit.

In the event that an Eligible Employee whose accrued benefit under the ComEd Plan or the PECO Plan, and related assets, is transferred to the Plan receives a Notice and has a Termination of Employment on or before December 31, 2002, the accrued benefit, and related assets, transferred to the Plan shall be transferred back to the ComEd Plan or the PECO Plan, as the case may be, and the amount of the pension benefit accrued by such Employee during 2002 (if any) shall be determined under the terms of the ComEd Plan or the PECO Plan, as applicable, rather than the Plan. Such transfer shall occur as soon as administratively practicable.

Section 3.2 Transfer to Affiliates. If a Participant is transferred from one Employer to another Employer or from an Employer to an Affiliate that is not an Employer, then such transfer shall not terminate the Participant’s participation in the Plan and the Participant shall continue to participate in the Plan until an event occurs that would have entitled the Participant to a complete distribution of the Participant’s vested Pension had the Participant continued to be employed by an Employer until the occurrence of such event. Nevertheless, except to the extent provided in Section 9.3 (relating to employment by related entities) or Section 9.7 (relating to change in employment status or transfer to affiliate), a Participant shall not be entitled to receive Service Credits under Section 6.1(c) (relating to Service Credits) during any period of employment by any Affiliate that is not an Employer with respect to such Participant, and periods of employment with an Affiliate that is not an Employer with respect to such Participant shall be taken into account only to the extent set forth in Section 9.3 (relating to employment by related entities) or Section 9.7 (relating to change in employment status or transfer to affiliate).

Section 3.3 Cessation of Participation. An individual’s participation in the Plan shall cease upon the date the individual is no longer eligible to receive a benefit from this Plan or upon the individual’s Termination of Employment if the individual has not satisfied the Vesting Requirement upon the date of his or her Termination of Employment.

Section 3.4 Rehired Participants. Notwithstanding anything contained herein to the contrary, if a Participant terminates employment and is reemployed as an Employee under circumstances that satisfy the applicable conditions for continuation of payment of retirement benefits set forth in the Company’s policy regarding the rehiring of retirees, including that the Participant waives participation in, or additional benefits and accruals under the Plan, such Participant shall not be entitled to receive any Service Credits under Section 6.1(c) (relating to Service Credits) during such period of reemployment.

ARTICLE 4

SOURCE OF CONTRIBUTIONS

Section 4.1 Source of Contributions. The Employers intend to make contributions to the Trust of amounts which, in the aggregate over a period of time, shall be sufficient to finance the benefits provided by the Plan. Any such contributions shall be in such amounts and shall be made in such manner and at such time as the Company may from time to time determine in accordance with the funding policy it establishes and consistent with minimum funding standards under section 412 of the Code, provided, however, that all contributions made by the Employers for any Plan Year shall be made prior to the due date, including extensions thereof, of the Employers’ federal income tax return for the taxable year of the Employers which coincides with such Plan Year. The Company may rely on the advice of actuaries in establishing and carrying out a funding policy. Forfeitures arising under the Plan for any reason shall be applied to reduce the cost of the Plan, not to increase the benefits otherwise payable to the Participants.

Section 4.2 Limitation on Contributions. The contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the taxable year of such Employer that ends with or within such Plan Year. Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is currently allowable to such Employer for federal income tax purposes, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer’s request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this Section shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or the maximum amount that is so deductible, as the case may be. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned.

ARTICLE 5

TRUST

A trust (the “Trust”) has been created by the execution of a trust agreement between the Company and a trustee (the “Trustee”) for purposes of holding and administering the assets of the Plan. All contributions under the Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the income therefrom, on behalf of the Participants collectively in accordance with the provisions of such trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Administrator directs in accordance with the Plan.

ARTICLE 6

PARTICIPANT ACCOUNTS

Section 6.1 Cash Balance Accounts. (a) Establishment of Accounts. A separate Cash Balance Account shall be established for each Participant. Each such account shall have an initial balance of zero until credited with any Transition Credit, if applicable, or Service Credit as provided herein. Each such account shall be for accounting purposes only, and there shall be no segregation of assets among such accounts. A Participant’s Cash Balance Account shall cease to be maintained as of the Participant’s Pension Starting Date (except to the extent such Pension Starting Date is required by Section 7.1(b) (relating to distributions to five percent owners)), in which case the Participant’s Cash Balance Account shall cease to be maintained as of the first January 1 following the Participant’s Termination of Employment).

(b) Transition Credit. A Participant’s Cash Balance Account shall be credited, as of the first day of the Plan Year in which such Participant becomes a Participant, with an amount equal to the Participant’s Transition Credit, provided that (a) the Participant is an Employee on January 1, 2002 and becomes a Participant pursuant to Section 3.1(b) (relating to eligibility for participation for employees who are not new hires) and (b) the Participant is not an employee of the Power Team. An Employee who becomes a Participant pursuant to Section 3.1(a) (relating to eligibility for participation for new hires) shall not be credited with a Transition Credit at any time and a rehired Employee who becomes a Participant pursuant to Section 9.1 (relating to recommencement of employment by terminated employee) shall not be credited with a Transition Credit at the time of his or her rehire.

(c) Service Credits. A Participant’s Cash Balance Account shall be credited, as of the last day of each Plan Year during which the Participant is a Participant and an Eligible Employee, with an amount equal to the following percentage of Compensation received by such Participant during such portion of such Plan Year that the Participant was an Eligible Employee: (i) for each Plan Year beginning before January 1, 2008 and, in the case of a Participant whose employment is subject to a collective bargaining agreement that provides for participation in this Plan, for each Plan Year thereafter, 5.75%, (ii) for each Plan Year beginning on and after January 1, 2008 if the Participant’s employment is not subject to a collective bargaining agreement and either the Participant first became a Participant prior to January 1, 2013 or the Participant is a Craft Employee, 7.00%, and (iii) for each Plan Year beginning on and after January 1, 2013 for a Participant who first becomes a Participant on or after January 1, 2013, other than a Craft Employee or an Employee subject to a collective bargaining agreement, the applicable amount specified below:

For Participants Who Become Participants on or After January 1, 2013 (Other than Craft Employees)

Participant’s Age as of the End of the Plan Year	Annual Service Credit
Under age 30	3%
Age 30 to 34	4%
Age 35 to 39	5%
Age 40 to 44	6%
Age 45 to 49	7%
Age 50 and older	8%

Notwithstanding the foregoing, if a Participant’s Pension Starting Date occurs other than on the last day of a Plan Year and if the Participant is entitled to have an amount credited to his or her Cash Balance Account for such Plan Year pursuant to the preceding sentence, such amount shall be credited to the Participant’s Cash Balance Account as of the last day of the month before such Pension Starting Date (and prior to the crediting of any Investment Credit for such Plan Year). No amount shall be credited pursuant to this paragraph (c) to the Cash Balance Account of a Participant who is not rendering services to any Employer or Affiliate as a result of a disability, regardless of whether such Participant is receiving benefits under any Employer’s or Affiliate’s long-term disability plan.

(d) Investment Credits. (1) For Participants who were Participants Prior to January 1, 2013 or are Craft Employees. The provisions of this paragraph shall apply only with respect to the Cash Balance Account of a Participant who was a Participant prior to January 1, 2013 or is a Craft Employee. For each Plan Year beginning before January 1, 2008, the Cash Balance Account of a Participant described in this paragraph (d)(1) shall be credited, as of the last day of each Plan Year during which the Participant is a Participant, whether or not such Participant is an Eligible Employee during such Plan Year, with an amount equal to the product of (i) the “Pre-

2008 Plan Interest Rate” (as defined below) multiplied by (ii) the balance of such Participant’s Cash Balance Account as of the first day of such Plan Year. For each Plan Year beginning on and after January 1, 2008, such Participant’s Cash Balance Account shall be credited, as of the last day of each Plan Year during which the Participant is a Participant, whether or not such Participant is an Eligible Employee during such Plan Year, with an amount equal to the sum of the following amounts: (i) the product of (A) the “Pre-2008 Plan Interest Rate” (as defined below) multiplied by (B) the balance of such Participant’s Cash Balance Account as of December 31, 2007, if any; and (ii) the product of (A) the “Post-2007 Plan Interest Rate” (as defined below) multiplied by (B) the portion of such Participant’s Cash Balance Account attributable to Service Credits credited after December 31, 2007, determined as of the first day of such Plan Year. A Participant described in this paragraph (d)(1) who is not rendering Services to any Employer or Affiliate as a result of a disability with respect to which such Participant is receiving benefits under any Employer’s or Affiliate’s long-term disability plan shall be credited with the amount described in the first and second sentences of this paragraph (d), as applicable. Notwithstanding the preceding sentences, if a Participant’s Pension Starting Date occurs other than on the last day of a Plan Year, the amount to be credited to the Participant’s Cash Balance Account pursuant to this paragraph (d)(1) for the Plan Year in which the Participant’s Pension Starting Date occurs shall be equal to the product of (i) 4% (or, for Plan Years beginning on and after January 1, 2008, the “Post-2007 Plan Interest Rate,” as defined below, for the immediately preceding Plan Year) multiplied by (ii) a fraction, the numerator of which is the number of whole calendar months during such Plan Year prior to and including the month which contains the date immediately preceding the Participant’s Pension Starting Date and the denominator of which is twelve, and such Investment Credit shall be made as of the last day of the month before such Pension

Starting Date prior to the crediting of any Service Credit for such year. Except to the extent provided in Section 7.2(d)(2) (relating to special rules regarding pensions), a Participant’s Cash Balance Account shall not be credited with Investment Credits after the Participant’s Pension Starting Date.

For purposes of this paragraph (d)(1), the “Pre-2008 Plan Interest Rate” for any Plan Year shall mean a percentage equal to the greater of (i) 4% and (ii) the average of (A) the “applicable interest rate” as defined in section 417(e)(3) of the Code for the month of November of such Plan Year and (B) the annual percentage rate of return for the S&P 500 Stock Index for the 12-month period ending on December 31 of such Plan Year, as reported in The Wall Street Journal on the first business day of the succeeding year. For purposes of this paragraph (d)(1), the “Post-2007 Plan Interest Rate” for any Plan Year shall mean a percentage equal to the third segment rate of interest on long-term investment grade corporate bonds, as provided for in section 430(h)(2)(C) of the Code for the month of November of such Plan Year (determined by not taking into account any adjustment under clause (iv) thereof).

(2) For Participants who Became Participants on or After January 1, 2013 (Other than Craft Employees). The provisions of this paragraph shall apply only with respect to the Cash Balance Account of a Participant who became a Participant on or after January 1, 2013, other than a Craft Employee. The Cash Balance Account of a Participant described in this paragraph (d)(2) shall be credited, as of the last day of each Plan Year during which the Participant is a Participant, whether or not such Participant is an Eligible Employee during such Plan Year, with an amount equal to the product of (i) the “Plan Interest Rate” (as defined below) multiplied by (ii) the balance of such Participant’s Cash Balance Account as of the first day of such Plan Year. A Participant described in this paragraph (d)(2) who is not rendering Services to any Employer or Affiliate as a result of a disability with respect to which such Participant is receiving benefits under any Employer’s or Affiliate’s long-term disability plan shall be credited with the amount described in the preceding sentence. Notwithstanding the preceding sentences, if a Participant’s Pension Starting Date occurs other than on the last day of a Plan Year, the amount to be credited to the Participant’s Cash Balance Account pursuant to this paragraph (d)(2) for the Plan Year in which the Participant’s Pension Starting Date occurs shall be equal to the product of (i) the Plan Interest Rate multiplied by (ii) a fraction, the numerator of which is the number of whole calendar months during such Plan Year prior to and including the month which contains the date immediately preceding the Participant’s Pension Starting Date and the denominator of which is twelve, and such Investment Credit shall be made as of the last day of the month before such Pension Starting Date prior to the crediting of any Service Credit for such year. Except to the extent provided in Section 7.2(d)(2) (relating to special rules regarding pensions), a Participant’s Cash Balance Account shall not be credited with Investment Credits after the Participant’s Pension Starting Date.

For purposes of this paragraph (d)(2), the “Plan Interest Rate” for any Plan Year shall mean a percentage equal to the greater of (i) 3.8%, and (ii) the lesser of (A) the second segment rate of interest on long-term corporate bonds, as determined under Section 430(h)(2)(C) of the Code for the month of November of such Plan Year (determined by not taking into account any adjustment under clause (iv) thereof), and (B) 7%.

(e) Additional Credit. If, as of a Participant’s Pension Starting Date, the amount described in (1) below exceeds the amount described in (2) below, an amount equal to the difference between such amounts shall be credited the Participant’s Cash Balance Account as of the day before such Pension Starting Date:

(1) The cumulative amount that would have been credited to the Participant’s Cash Balance Account if the Plan Interest Rate described in Section 6.1(d) of the Plan (relating to Investment Credits) were credited to the Participant’s “Opening Credit” (as defined below) for each Plan Year during which the Participant is a Participant at the Plan Interest Rate then in effect, whether or not such Participant is an Eligible Employee during such Plan Year.

(2) The cumulative amount that would have been credited to the Participant’s Cash Balance Account if 6.5% interest were credited to the Participant’s “Opening Credit” (as defined below) for all Plan Years during which the Participant is a Participant, whether or not such Participant is an eligible Employee during such Plan Year.

If the amount described in (1) above is equal to or less than the amount described in (2) above, no amount shall be credited to the Participant’s Cash Balance Account pursuant to this paragraph (e). In addition, no amount shall be credited pursuant to this paragraph (e) if a Participant does not have an Accrued Frozen Benefit.

For purposes of this paragraph (e), “Opening Credit” shall mean an amount equal to the present value of a Participant’s Accrued Frozen Benefit determined as of December 31, 2001 using a 6.5% discount rate and the 1983 Group Annuity (unisex) Mortality Table (50% male, 50% female) assuming the Accrued Frozen Benefit otherwise payable at the Schedule A Retirement Date would commence at the later of the Participant’s attained age as of December 31, 2001 or age 60.

ARTICLE 7

DISTRIBUTIONS

Section 7.1 Time of Distribution. (a) In General. A Participant who has satisfied the Vesting Requirement shall be entitled to receive a distribution of the aggregate of the balance of his or her Cash Balance Account and his or her Accrued Frozen Benefit in the manner provided by Section 7.2 (relating to form of distribution) commencing as soon as practicable after the first day of the month immediately following the date on which the Participant’s Termination of

Employment occurs. Notwithstanding the preceding sentence, a Participant whose Termination of Employment occurs prior to such Participant’s attainment of age 70-1/2 shall be deemed to have elected to defer receipt of his or her Cash Balance Account and Accrued Frozen Benefit until the April 1 next following the date the Participant attains age 70-1/2, unless the Participant elects, in the time and manner described in the following sentence, to receive a distribution prior to such date. The Participant may elect to commence such distribution by giving the Administrator not less than 30 nor more than 90 days advance written notice of the Pension Starting Date desired by the Participant; provided, however, that the Administrator may waive such advance written notice requirement if the Participant submits the appropriate form to the Administrator in accordance with the requirements set forth in Section 7.4(d) (relating to notice of availability of optional forms of benefit). A Participant who has satisfied the Vesting Requirement and who does not make an election as described in the preceding sentence prior to such Participant’s attainment of age 70-1/2 shall receive a distribution of the aggregate of the balance of his or her Cash Balance Account and his or her Accrued Frozen Benefit in the manner provided by Section 7.2 (relating to form of distribution) commencing no later than April 1 next following the date the Participant attains age 70-1/2.

(b) Distributions to Five Percent Owners. Notwithstanding any provision of the Plan to the contrary, if a Participant who has satisfied the Vesting Requirement and who is a “five percent owner” (as described in section 416(i) of the Code) remains employed by an Employer through April 1 of the year following the year in which the Participant attains age 70 1⁄2, distribution of the balance of the Participant’s Cash Balance Account and his or her Accrued Frozen Benefit shall commence on such April 1 (or such later date as may be provided by the Code or Regulations). Any other Participant who remains in such employment shall not be permitted to commence distribution of such Participant’s Cash Balance Account or Accrued Frozen Benefit at the time specified in the preceding sentence unless required by the Code or Regulations.

(c) Immediate Distribution of Small Benefits. Notwithstanding any provision of the Plan to the contrary, if, as of the date of a Participant’s Termination of Employment (including on account of death), the aggregate of the balance of the Participant’s Cash Balance Account and the lump sum Schedule Equivalent of the Participant’s Accrued Frozen Benefit does not exceed $5,000 or, for distributions occurring on or after March 28, 2005, $1,000, such Participant or, in the event of the Participant’s death, such Participant’s Beneficiary or Beneficiaries, shall receive a distribution in the amount and in the form described in Option 2 of Section 7.2(c) (relating to lump sum distribution) as soon as practicable following such Termination of Employment in satisfaction of all benefits to which the Participant or his or her Beneficiaries, as the case may be, is entitled under the Plan.

(d) Deemed Distributions. If a Participant has not satisfied the Vesting Requirement upon his or her Termination of Employment, such Participant’s vested interest in his or her benefit under the Plan shall have a value of zero, such Participant shall be deemed to have received immediately after such termination a lump sum distribution of such vested interest and concurrent therewith shall forfeit all benefits hereunder, and the Participant’s Cash Balance Account and Accrued Frozen Benefit shall no longer be maintained.

Section 7.2 Form of Distribution. (a) Manner of Distribution With Respect to Unmarried Participants. A Participant who is not married on his or her Pension Starting Date shall have the Actuarial Equivalent of the Participant’s Accrued Benefit attributable to his or her Cash Balance Account and the Schedule Equivalent of his or her Accrued Frozen Benefit, if any, distributed in the form of a Pension for the life of the Participant unless the Participant elects an optional form of distribution described in paragraph (c) of this Section (relating to optional forms of distributions) at the time and in the manner described in Section 7.4 (relating to election and waiver procedures).

(b) Manner of Distribution With Respect to Married Participants. A Participant who is married on his or her Pension Starting Date shall have the Actuarial Equivalent of the Participant’s Accrued Benefit attributable to his or her Cash Balance Account and the Schedule Equivalent of his or her Accrued Frozen Benefit, if any, distributed in the form of a Pension payable to the Participant for the life of the Participant and, thereafter, if the Participant’s Spouse survives the Participant, a Pension payable to the Spouse during the remaining lifetime of such Spouse equal to 50% of the Pension payable to the Participant during the Participant’s lifetime. Notwithstanding the preceding sentence, the Participant, with the consent of his or her Spouse, may elect an optional form of distribution described in paragraph (c) of this Section (relating to optional forms of distributions) at the time and in the manner described in Section 7.4 (relating to election and waiver procedures).

(c) Optional Forms of Distribution. Upon written request to the Administrator made at the time and in the manner prescribed in Section 7.4 (relating to election and waiver procedures), a Participant may elect to receive a distribution of the Participant’s benefit under the Plan in one of the following optional forms in lieu of the form described in paragraph (a) or (b) of this Section (relating to manner of distribution with respect to unmarried Participants and married Participants, respectively):

Option 1: Life Annuity. If the Participant is married on his or her Pension Starting Date, a Pension payable for the life of the Participant in an amount that is the Actuarial Equivalent of the Participant’s Accrued Benefit attributable to his or her Cash Balance Account and the Schedule Equivalent of his or her Accrued Frozen Benefit, if any.

Option 2: Lump Sum Distribution. Except as otherwise provided in Section 7.8 (relating to special rules applicable to calculations of lump sum distributions), a single, lump sum distribution in an amount equal to the sum of (a) the balance credited to the Participant’s Cash Balance Account as of the last day of the month immediately preceding the date of such distribution and (b) the lump sum Schedule Equivalent of the Participant’s Accrued Frozen Benefit.

Option 3: Survivor Annuity. A reduced Pension payable to the Participant during the Participant’s lifetime and, thereafter, if the designated Beneficiary survives the Participant, a Pension equal to 100%, 75% or 50% (whichever is specified when this option is elected) of such reduced Pension payable to the Designated Beneficiary during the remaining lifetime of such Designated Beneficiary, the aggregate amount of which are the Actuarial Equivalent of the Participant’s Accrued Benefit attributable to his or her Cash Balance Account and the Schedule Equivalent of his or her Accrued Frozen Benefit, if any.

(d) Special Rules Regarding Pensions.

(1) If a Participant’s spouse dies before the Participant’s Pension Starting Date and the Participant has not elected an optional form of distribution described in paragraph (c) of this Section (relating to optional forms of distribution), the Participant shall again be entitled to make an election under this Section.

(2) If a Pension commences pursuant to Section 7.1(b) (relating to distributions to five percent owners) while a Participant remains employed by an Employer, such Pension shall be actuarially adjusted as of January 1 following the end of each calendar year during which such Participant remains employed by an Employer to reflect any additional Service Credits and Investment Credits credited to the Participant’s Cash Balance Account as of December 31 of the preceding calendar year.

(3) If a Participant elects Option 3 under Section 7.2(c) and the Participant’s Beneficiary is other than the Participant’s Spouse, the Pension payable to the Participant and to the Beneficiary shall be adjusted as is necessary to satisfy the incidental benefit requirement under section 401(a)(9) of the Code. Notwithstanding anything in the Plan to the contrary, the form and timing of all distributions under the Plan to any Participant shall be in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code and Treasury Regulation §1.401(a)(9)-2 through Treasury Regulation §1.401(a)(9)-9.

Section 7.3 Death Benefits. (a) Eligibility. If a Participant who has satisfied the Vesting Requirement dies prior to his or her Pension Starting Date, the Participant’s surviving Beneficiary shall be entitled to receive a benefit under this Section. In addition, if a Participant dies while an Employee, the Participant’s surviving Beneficiary shall be entitled to receive a benefit under this Section, regardless of whether the Participant has satisfied the Vesting Requirement.

(b) Form of Payment. A surviving Beneficiary who is entitled to a distribution of the Participant’s benefit under this Section shall receive the following, as applicable:

(1) Lump Sum Payment. Except as otherwise provided in Section 7.8 (relating to special rules applicable to calculations of lump sum distributions), a lump sum payment that is equal to the sum of (a) the balance credited to the Participant’s Cash Balance Account as of the last day of the month immediately preceding the date of such distribution and (b) the lump sum Schedule Equivalent of the Participant’s Accrued Frozen Benefit shall be payable to the Participant’s surviving Beneficiary not later than the fifth anniversary of the Participant’s death, except that if the Participant’s surviving Beneficiary is the Participant’s surviving Spouse, distribution to such surviving Spouse may commence at the same time as described in subparagraph (2). Notwithstanding the foregoing, should any benefit be payable pursuant to subparagraph (2) of this Section 7.3(b) (relating to statutory surviving Spouse’s benefit), the amount of any benefit payable pursuant to this subparagraph (1) shall be reduced by the Actuarial Equivalent of the benefit payable pursuant to such subparagraph (2).

(2) Statutory Surviving Spouse’s Benefit. If the Participant is survived by a Spouse to whom the Participant was married throughout the one-year period ending on the date of the Participant’s death, then, unless such Participant has with his or her Spouse’s consent waived the benefit described herein in the manner described in Section 7.4(e) (relating to waiver of statutory surviving Spouse’s benefit), such Spouse shall be entitled to receive a survivor’s Pension commencing as of any January 1 coinciding with or following the date of the Participant’s death or any succeeding January 1 (but not later than the January 1 immediately preceding or coinciding with the date the Participant would have attained age 70-1/2 had he or she survived) and continuing for the lifetime of such Spouse in an amount equal to the Pension such Spouse would have received pursuant to a Qualified Joint and Survivor Annuity if the Participant had survived until such day and such Qualified Joint and Survivor Annuity had commenced on such day and the Participant had died immediately after such annuity commenced, but determined without regard to any Service Credits that would have been credited to the Participant’s Cash Balance Account with respect to any periods subsequent to the Participant’s Termination of Employment.

(c) The death benefits provided by this Section shall not be effective to the extent required to comply with the terms of a Qualified Domestic Relations Order.

Section 7.4 Election and Waiver Procedures. (a) Election of Optional Form of Benefit. Subject to paragraph (c) of this Section (relating to spousal consent to election of optional form of benefit or beneficiary designation), a Participant may elect, change or revoke any form of distribution provided under Section 7.2 (relating to forms of distribution) at any time during the 90-day period ending on the later of the Participant’s Pension Starting Date and the date the Participant’s benefit is paid or commences. Such an election, change or revocation shall be made by the Participant delivering a written notice describing the election, change or revocation to the Administrator on a form provided by the Administrator for this purpose.

(b) Beneficiary Designation. Subject to paragraph (e) below (relating to waiver of statutory surviving spouse’s benefit), each Participant may designate one or more Beneficiaries to receive any payment pursuant to Section 7.3(b)(1) (relating to lump sum pre-retirement death benefit) in the event of his or her death. A Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change therein shall be made in the form prescribed by the Administrator and shall be filed with the Administrator. If no Beneficiary has been designated by a deceased Participant, or the designated Beneficiary has predeceased the Participant, any payment pursuant to Section 7.3(b)(1) (relating to lump sum pre-retirement death benefit) shall be made by the Trustee at the direction of the Administrator (i) to the surviving Spouse of such deceased Participant, if any, or (ii) if there shall be no surviving Spouse, to the surviving children of such deceased Participant, if any, in equal shares, or (iii) if there shall be no surviving Spouse or surviving children, to the executor or administrator of the estate of such deceased Participant, or (iv) if no executor or administrator shall have been appointed for the estate of such deceased Participant within six months following the date of the Participant’s death, in equal shares to the person or persons who would be entitled under the intestate succession laws of the state of the Participant’s domicile to receive the Participant’s personal estate. The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him or her and a divorce shall be deemed to revoke any prior designation of the Participant’s divorced Spouse if written evidence of such marriage or divorce shall be received by the Administrator before distribution shall have been made in accordance with such designation. If, within a period of three years following any Participant’s death or other termination of employment by an Employer, the Administrator in the exercise of reasonable diligence has been unable to locate the person or persons entitled to benefits under this Article in respect of such Participant, the rights of such person or persons shall be forfeited and the Administrator shall direct the Trustee to pay such benefit or benefits to the person or persons next entitled thereto under the succession prescribed by this Section.

(c) Spousal Consent to Election of Optional Form of Benefit or Beneficiary Designation. If a Participant is married on his or her Pension Starting Date, and if after giving effect to an election, revocation or change described in paragraph (a) of this Section (relating to election of optional form of benefit) the Participant’s Spouse would not be entitled to receive a survivor’s benefit at least equal to that provided by Section 7.2(b) (relating to manner of distribution with respect to married Participants), such election, revocation or change shall not be effective unless it shall have been consented to at the time of such election, revocation or change in writing by the Participant’s Spouse and such consent acknowledges the effect of such election and is witnessed by a notary public. The consent of a Spouse to such an election, revocation or change shall not be required if it is established to the satisfaction of the Administrator that such consent cannot be obtained because there is no Spouse, the Spouse cannot be located or such other circumstances as may be prescribed in Regulations. If the Spouse is legally incompetent to give consent, the consent may be executed by the Spouse’s legal guardian (including the Participant, if the Participant is the legal guardian). An election of an optional form of distribution shall be deemed a rejection of the distribution form provided by paragraph (a) or (b) of Section 7.2 (relating to manner of distribution with respect to unmarried Participants and manner of distribution with respect to married Participants). The consent of a Spouse otherwise required by this paragraph shall not be necessary for a distribution required by a Qualified Domestic Relations Order.

(d) Notice of Availability of Optional Forms of Benefit. No less than 30 days (or such shorter period as may be permitted by applicable law) and no more than 90 days before the later of a Participant’s Pension Starting Date and the date the Participant’s benefit is paid or commences, the Administrator shall give the Participant by mail or personal delivery written notice in non-technical language that he or she may elect an optional form of distribution set forth in Section 7.2 (relating to form of distribution); provided, however, that the Participant may waive (with applicable spousal consent) such 30-day notice period as long as the Participant’s distribution commences not less than eight days after such notice is provided. Such notice shall include a general description of the eligibility conditions and other material features of the optional forms of distribution provided under the Plan; the circumstances under which the basic forms of distribution set forth in Section 7.2 (relating to form of distribution) will be provided unless a Participant, with the consent of the Participant’s Spouse, elects otherwise; the

Participant’s right to revoke any such election; and information regarding the financial effect, in terms of dollars per payment, upon his or her distribution if he or she elects an optional form of distribution or revokes any prior election. Notwithstanding the foregoing, the notice described in the previous paragraph may be provided to the Participant subsequent to the Participant’s Pension Starting Date, if the Participant so elects, provided that the following conditions are satisfied:

(i) the date on which the first payment to be received by the Participant is made (the “initial payment date”) shall be no earlier than thirty (30) days following the date that the notice is furnished to the Participant, except that the initial payment date may be as early as the eighth day after such notice is provided if (i) such notice clearly indicates that the Participant has a right to a period of thirty (30) days after receiving the notice to consider to waive the basic forms of distribution provided under the Plan and to elect (with spousal consent) an optional form of benefit, (ii) the Participant affirmatively elects a form of distribution with the consent of his or her spouse (if required) to commence as of the initial payment date, and (iii) the Participant is permitted to revoke such election until the initial payment date;

(ii) the notice shall be provided to the Participant no more than ninety (90) days before the initial payment date, however, the Plan will not fail to satisfy the ninety (90)-day requirement if the delay in providing the distribution is due solely to an administrative delay;

(iii) the Participant is not permitted to elect a Pension Starting Date that precedes the date upon which the Participant could have otherwise started receiving benefits under the terms of the Plan as in effect on the Pension Starting Date;

(iv) to the extent that a Participant has not received any payments for the period from the Pension Starting Date to the initial payment date, the Participant shall receive a one-time payment to reflect any such missed payments (a “make-up payment”). Such make-up payment shall be adjusted for interest from the period beginning on the Pension Starting Date and ending on the initial payment date, which shall be calculated with respect to such payments that would have been received prior to the initial payment date. The interest rate used to compute the adjustment described in the preceding sentence shall equal the 30 Year Treasury rate for December of the preceding Plan Year. For purposes of Section 8.1 (relating to statutory limits), the limitations set forth therein shall comply with the adjustments required thereto pursuant to Treasury Regulation 1.417(e)-1 with respect to any Pension Starting Date described in this paragraph which is a “retroactive annuity starting date” as defined for purposes of such Regulation; and

(v) if a Participant who is married elects to commence the Participant’s benefit as of the initial payment date pursuant to this paragraph, then the Participant’s spouse (including an alternate payee who is treated as the Participant’s spouse under a qualified domestic relations order), determined as of the initial payment date, must consent to such election if the survivor benefits payable as of the Pension Starting Date are less than the survivor benefits payable under the benefit described in Option 3 of Section 7.2(b) of the Plan as of the initial payment date.

(e) Waiver of Statutory Surviving Spouse’s Benefit. A Participant may waive the statutory surviving spouse’s benefit provided by Section 7.3(b)(2) at any time prior to the Participant’s death, provided, however, that if such waiver is made prior to the Plan Year in which the Participant attains age 35, such waiver shall become invalid on the first day of such year unless the Participant has terminated employment by the Employers prior to such day. A Participant whose waiver becomes invalid pursuant to the preceding sentence may elect, at any time after the waiver becomes invalid, to again waive the statutory surviving spouse’s benefit provided by Section 7.3(b)(2). A waiver made pursuant to this paragraph (e) shall be made by delivering a written notice thereof to the Administrator on a form provided by the Administrator for this purpose with a written consent of the Participant’s Spouse which satisfies the requirements of paragraph (b) of this Section (relating to beneficiary designation) (unless it is determined pursuant to paragraph (c) of this Section that such consent is not needed). Such a waiver shall cease to be effective if, subsequent to the execution of such waiver, the Participant shall make any other Beneficiary designation pursuant to paragraph (b) of this Section (relating to beneficiary designation) which diminishes the rights or contingent rights of the Participant’s Spouse, which are specified in the Beneficiary designation in effect at the time such Spouse consented to such waiver, to all or part of the benefit provided under Section 7.3(b) (relating to form of payment of pre-retirement death benefits), provided, however, that in no event shall such other Beneficiary designation affect the effectiveness of such waiver if such Spouse shall have so specified at the time of consent. A waiver described in this paragraph shall cease to be effective on (i) the date on which the Participant is subsequently married to a person other than the Spouse who consented to such waiver, (ii) the Participant’s Pension Starting Date, or (iii) the date of the Participant’s revocation of such waiver.

(f) Notice of Right to Waive Statutory Surviving Spouse’s Benefit. Not later than twelve months after the day on which an Employee has become a Participant, the Administrator shall give the Participant by mail or personal delivery written notice in nontechnical language that he or she may waive the statutory surviving spouse’s benefit provided by Section 7.3(b)(2). Such notice shall include a general description of terms and conditions of such benefit and the circumstances under which it will be provided unless waived and the Participant’s right to revoke any such waiver and general information on the relative financial effect, if any, upon the Participant’s Pension of such benefit and its waiver. Such notice shall also advise the Participant that, upon written request to the Administrator prior to the end of the waiver period set forth in paragraph (e) of this Section (relating to waiver of statutory surviving spouse’s benefit), he or she will be given a written explanation in nontechnical language of the terms and conditions of such benefit and the financial effect, in terms of dollars per payment, upon his or her other death benefits if he or she does not waive such benefit. Such explanation shall be mailed or personally delivered to the Participant within 30 days from the date his or her written request is received by the Administrator.

(g) Election of Optional Form of Statutory Surviving Spouse’s Benefit. A surviving Spouse may elect to have the statutory surviving spouse’s benefit provided by Section 7.3(b)(2) payable in the form of Option 2 of Section 7.2(c) (relating to optional forms of distribution). Such an election may be made at any time prior to the commencement of such benefit and not thereafter. Such an election shall be made by delivering a written notice thereof to the Administrator on a form provided by the Administrator for this purpose.

(h) Automatic Cancellation of Elections. If a Participant’s Pension is payable in the form of a joint and survivor annuity and if, prior to the Participant’s Pension Starting Date, the Participant’s Spouse dies or the Participant and such Spouse divorce, the Participant’s election or deemed election to receive a joint and survivor annuity shall, upon the Participant’s notice to the Administrator of such death or divorce, be automatically cancelled, unless, subsequent to such Spouse’s death or the Participant’s divorce and prior to the Participant’s Pension Starting Date, the Participant remarries and notice of such new marriage is timely received by the Administrator.

Section 7.5 Distributions to Minor and Disabled Distributees. Any distribution under this Article that is payable to a distributee who is a minor or to a distributee who, in the opinion of the Administrator, is unable to manage his or her affairs by reason of illness or mental incompetency may be made to or for the benefit of any such distributee at such time consistent with the provisions of Section 7.2 (relating to form of distribution) and in such of the following ways as the legal representative of such distributee shall direct: (i) directly to any such minor distributee if, in the opinion of such legal representative, he or she is able to manage his or her affairs, (ii) to such legal representative, (iii) to a custodian under a Uniform Gifts to Minors Act for any such minor distributee, or (iv) directly in payment of expenses of support or maintenance of such person. Neither the Administrator nor the Trustee shall be required to see to the application by any third party other than the legal representative of a distributee of any distribution made to or for the benefit of such distributee pursuant to this Section.

Section 7.6 Direct Rollover Distributions. In the case of a distribution under this Plan that is an “eligible rollover distribution” within the meaning of section 402 of the Code and that is at least $200, an eligible distributee (as defined below) may elect that all or any portion of such distribution to which such eligible distributee is entitled shall be directly transferred as a rollover contribution from the Plan to (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code, (iii) an annuity plan described in section 403(a) of the Code, (iv) a retirement plan qualified under section 401(a) of the Code, (v) an annuity contract described in section 403(b) of the Code, (vi) an eligible plan under section 457(b) of the Code which is maintained by an eligible employer described in section 457(e)(1)(A) of the Code (the terms of which permit the acceptance of rollover contributions) or (vii) effective January 1, 2008, a Roth IRA described in section 408A of the Code; provided, however, that (x) with respect to a plan described in clause (vii), for transfers occurring before January 1, 2010, the Participant (or surviving spouse of a Participant or a former spouse who is an alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code) meets the requirements of section 408A(c)(3)(B) of the Code and (y) with respect to a distribution (or portion of a distribution) to a person who is not the Participant or the surviving spouse or former spouse of the Participant, “eligible retirement plan” shall mean only a plan described in clause (i), (ii) or (vii) that, in either case, is established for the purpose of receiving such distribution on behalf of such person. For purposes of this Section, “eligible distributee” shall include the Participant, his or her spouse or his or her former spouse who is an alternate payee under a qualified domestic relations order within the meaning of section 414(p) of the Code and, effective January 1, 2010, the Participant’s Beneficiary who is not the Participant’s spouse or former spouse. Notwithstanding the foregoing, an eligible distributee shall not be entitled to elect to have less than the total amount of such distribution transferred as a rollover contribution unless the amount to be transferred equals at least $500.

Section 7.7 Withholding Requirements. Any benefit payment made under the Plan will be subject to any applicable income tax withholding requirements.

Section 7.8 Special Rules Applicable to Calculations of Lump Sum Distributions. Notwithstanding anything contained herein to the contrary, if a lump sum distribution is paid to a Participant prior to the Participant’s Normal Retirement Age and prior to May 23, 2007, the portion of any lump sum payment made under Section 7.2(c), Option 2, or Section 7.3(b)(1) that, in either case, is attributable to the Participant’s Cash Balance Account shall be the greater of (x) the balance credited to the Participant’s Cash Balance Account as of the last day of the month immediately preceding the date of such distribution and (y) the Actuarial Equivalent of the Participant’s Accrued Benefit.

Section 7.9 Participant’s Death During Qualified Military Service. Effective January 1, 2007, in the case of a Participant who dies while performing Military Service, the Beneficiaries of such Participant shall be entitled to any additional benefits, if any (other than benefit accruals relating to the period of Military Service), provided under the Plan had the Participant resumed employment with an Employer and then terminated such employment on account of such Participant’s death.

ARTICLE 8

LIMITATIONS ON BENEFITS

Section 8.1 Statutory Limits. The provisions of this Section shall be effective for any “Limitation Year” (as defined below) solely to the extent required by the Code or Regulations for such year.

Notwithstanding any other provision of the Plan to the contrary, the amount of the Participant’s annual benefit (as defined below) accrued, distributable or payable at any time under the Plan shall be limited to an amount such that such annual benefit and the aggregate annual benefit of the Participant under all other defined benefit plans maintained by the Employer or any other Affiliate does not exceed the lesser of:

(i) $160,000 (as increased to reflect the cost of living adjustments provided under section 415(d) of the Code), multiplied by a fraction (not exceeding 1 and not less than 1/10th), the numerator of which is the Participant’s years of participation (within the meaning of Treasury Regulation section 1.415(b)-1(g)(1)(ii)) and the denominator of which is 10; or

(ii) an amount equal to 100% of the Participant’s average compensation for the three consecutive calendar years in which his or her compensation was the highest (as determined in accordance with Treasury Regulation section 1.415(b)-1(a)(5)) and which are included in his or her years of service (within the meaning of Treasury Regulation section 1.415(b)-1(g)(2)(ii)) with the Employers multiplied by a fraction (not exceeding 1 and not less than 1/10th), the numerator of which is the Participant’s years of service and the denominator of which is 10.

The dollar amount set forth in clause (i) of the preceding paragraph shall be actuarially reduced in accordance with Treasury Regulation section 1.415(b)-1(d) if the Participant’s Pension Starting Date occurs prior to the Participant’s attainment of age 62. If the Participant’s Pension Starting Date occurs after the Participant attains age 65, such dollar amount shall be actuarially increased in accordance with Treasury Regulation section 1.415(b)-1(e).

A Participant’s “annual benefit” shall mean the Participant’s accrued benefit payable annually in the form of a straight life annuity, as determined in, and accordance with, Treasury Regulation section 1.415(b)-1(b). If the annual benefit is payable in a form other than a single life annuity, the annual benefit shall be adjusted to the Actuarial Equivalent of a single life annuity using the assumptions of the following sentences; provided, however, that no adjustment shall be required for survivor benefits payable to a surviving Spouse under a Qualified Joint and Survivor Annuity (as described in Section 7.2(b)) to the extent such benefits would not be payable if the Participant’s annual benefit were paid in another form.

Effective for Plan Years beginning January 1, 2004 and January 1, 2005, for any form of benefit subject to section 417(e)(3) of the Code, a Participant’s annual benefit shall be the greater of (i) the amount computed using the interest rate and mortality table specified under subdivision (3) of Article 2 (relating to definition of Actuarial Equivalent) as in effect and (ii) the amount computed using an interest rate assumption of 5.5% and the applicable mortality table under Treasury Regulation section 1.417(e)-1(d)(2) (the “Applicable Mortality Table”). Effective for Plan Years beginning on or after January 1, 2006, for any form of benefit subject to section 417(e)(3) of the Code, a Participant’s annual benefit shall be the greatest of (i) the amount computed using the interest rate and mortality table specified under subdivision (3) of Article 2 (relating to definition of Actuarial Equivalent) as in effect, (ii) the amount computed using an interest rate assumption of 5.5% and the Applicable Mortality Table and (iii) the amount computed using the applicable interest rate under Treasury Regulation section 1.417(e)-1(d)(3) and the Applicable Mortality Table, divided by 1.05. Effective for Plan Years beginning on or after January 1, 2006, for any form of benefit not subject to section 417(e)(3) of the Code, a Participant’s annual benefit shall be determined in accordance with Treasury Regulation section 1.415(b)-1(c). An individual’s “annual benefit” under any other defined benefit plan maintained by the Employer and Affiliate shall be as determined pursuant to the provisions of section 415 of the Code and the Regulations issued thereunder the terms of such plan.

Notwithstanding the foregoing provisions of this Section, the limitation provided by this Section shall not apply to a Participant who has not at any time participated in a defined contribution plan maintained by any Employer and whose annual benefit under the Plan does not exceed $10,000 multiplied by a fraction (not exceeding 1 and not less than 1/10th) the numerator of which is the Participant’s years of service (within the meaning of Treasury Regulation section 1.415(b)-1(g)(2)(ii))) and the denominator of which is 10.

For purposes of this Section, the term “compensation” shall have the meaning set forth in section 415(c)(3) of the Code and the applicable Regulations, the term “defined contribution plan” shall have the meaning set forth in Treasury Regulation section 1.415(c)-1(a)(2), the term “defined benefit plan” shall have the meaning set forth in Treasury Regulation section 1.415(b)-1(a)(2) and the term “Employer” shall include the Employers and all corporations and entities required to be aggregated with any of the Employers pursuant to section 414(b) and (c) of the Code as modified by section 415(h) of the Code. Section 415 of the Code and the Regulations thereunder are hereby incorporated by reference.

Section 8.2 Restrictions on Benefits. (a) The annual Plan payments to a Participant in the Restricted Group (as defined below) for any Plan Year may not exceed an amount equal to the annual payments that would be made to or on behalf of the Participant under:

(i) a single life annuity that is equal to the Participant’s Accrued Benefit and any other Benefits (as defined below) to which the Participant is entitled under the Plan (disregarding any Social Security supplement within the meaning of section 1.411(a)-7(c)(4)(ii) of the Treasury Regulations), plus

(ii) the amount of any payment to which the Participant is entitled as a Social Security supplement under the Plan.

(b) Application of Restriction. The restriction set forth in paragraph (a) of this Section (relating to restrictions on benefits) shall not apply to any payment if any of the following conditions is satisfied at the date as of which the payment is to be made:

(i) after reduction to reflect the present value of all Benefits payable to or on behalf of the Participant under the Plan, the value of the Plan’s assets would equal or exceed 110% of the value of the Plan’s current liabilities, as defined in section 412(l)(7) of the Code;

(ii) the present value of the Benefits payable to or on behalf of the Participant under the Plan is less than 1% of the value of the Plan’s current liabilities, as defined in section 412(l)(7) of the Code; or

(iii) the present value of the Benefits payable to or on behalf of the Participant under the Plan does not exceed $5,000 (or such greater amount as may be set forth in section 411(a)(11)(A) of the Code).

(c) Plan Termination Rule. In the event of termination of the Plan, the benefit of any Participant in the Restricted Group shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

(d) Definitions. For purposes of this Section:

(i) “Restricted Group” consists of the highly compensated employees and highly compensated former employees (within the meaning of section 414(q) of the Code) of the Employer and its Affiliates, but the total number in the Restricted Group for any calendar year shall be limited to 25 and shall consist of those highly compensated active and highly compensated former employees with the greatest compensation in the current or any prior year for which compensation information is available.

(ii) The term “Benefit” includes, without limitation, any periodic income from the Plan, any withdrawal values payable to a living employee under the Plan, any Plan loans in excess of the amounts set forth in section 72(p)(2)(A) of the Code and any Plan death benefits not provided for by insurance on the employee’s or former employee’s life.

(iii) The “current liability” of the Plan as of any date may be based on the current liability reported on Schedule B of the Plan’s most recent, timely-filed Form 5500 or 5500 C/R. For purposes of this Section, the value of the Plan’s assets shall be determined on the same date as of which the current liability is determined.

(e) Effective Date. The restrictions set forth in this Section shall cease to be in effect when (i) a condition set forth in subparagraph (b)(i), (b)(ii) or (b)(iii) above is satisfied, (ii) the Participant is not in the Restricted Group, (iii) the Plan is terminated and the benefit received by the Participant is nondiscriminatory or (iv) such restrictions are not required to be applied to such payment under the Code or Regulations.

Section 8.3 Benefit Restrictions as a Result of Funding. Effective January 1, 2010, notwithstanding any provision of the Plan to the contrary, the following benefit restrictions shall apply if the Plan’s adjusted funding target attainment percentage is at or below the following levels.

(a) Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80%, But Not Less Than 60%. If the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80% (or would be less than 80% to the extent described in subparagraph (a)(2) below) but is not less than 60%, then the limitations set forth in this paragraph (a) apply.

(1) 50% Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a lump sum distribution or other optional form of distribution that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(i)	50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(ii)	100% of the PBGC maximum benefit guarantee amount (as defined in Treasury Regulation section 1.436-1(d)(3)(iii)(C)).

The limitation set forth in this subparagraph (a)(1) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this subparagraph (a)(1), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury Regulation section 1.436-1(d)(3)(iii)(D)). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50% limitation described in subparagraph (a)(1)(i) above or the PBGC maximum benefit guarantee amount described in subparagraph (a)(1)(ii) above, or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

(2) Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 80%; or

(ii)	80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this subparagraph (a)(2) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

(b) Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60%. If the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60% (or would be less than 60% to the extent described in subparagraph (b)(2) below), then the limitations in this paragraph (b) apply.

(1) Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this subparagraph (b)(1) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(2) Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:

(i)	Less than 60%; or

(ii)	60% or more, but would be less than 60% if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%.

(3) Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this subparagraph (b)(3), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c) Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or state law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%. In addition, during such period in which the Plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or state law, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%. The limitation set forth in this paragraph (c) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(d) Provisions Applicable After Limitations Cease to Apply.

(1) Resumption of Prohibited Payments. If a limitation on prohibited payments under subparagraph (a)(1), (b)(1), or (c) of this Section applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

(2) Resumption of Benefit Accruals. If a limitation on benefit accruals under subparagraph (b)(3) of this Section applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation section 2530.204-2(c) and (d).

(3) Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of subparagraph (b)(2) of this Section, but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury Regulation section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to subparagraph (b)(2) of this Section). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(4) Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of subparagraph (a)(2) or (b)(3) of this Section, but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treasury Regulation section 1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e) Notice Requirement. Written notice to Participants and Beneficiaries shall be provided within 30 days, in accordance with section 101(j) of ERISA, if the Plan becomes subject to a limitation described in subparagraph (a)(1), (b), or (c) of this Section.

(f) Methods to Avoid or Terminate Benefit Limitations. Application of one or more of the benefit limitations set forth in paragraphs (a), (b) and (c) of this Section for a Plan Year may be avoided or terminated through the use of employer contributions, by increasing the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage and by other methods in accordance with sections 436(b)(2), (c)(2), (e)(2) and (f) of the Code and Treasury Regulation section 1.436-1(f).

(g) Plan Operations for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(1) In General. For any period during which a presumption under section 436(h) of the Code and Treasury Regulation section 1.436-1(h) applies to the Plan, the limitations under paragraphs (a) through (c) of this Section are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of section 436(h) of the Code and Treasury Regulation section 1.436-1(h)(1), (2), or (3). These presumptions are set forth in subparagraphs (g)(2) though (g)(4) below.

(2) Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under paragraph (a), (b) or (c) of this Section applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g)(3) or (g)(4) below applies to the Plan:

(i)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(ii)	The first day of the current Plan Year is a section 436 measurement date.

(3) Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60% but less than 70% or at least 80% but less than 90%, or is described in Treasury Regulation section 1.436-1(h)(2)(ii), then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g)(4) below applies to the Plan:

(i)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(ii)	The first day of the fourth month of the current Plan Year is a section 436 measurement date.

(4) Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury Regulation section 1.436-1(h)(4)(ii) but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(i)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60%; and

(ii)	The first day of the 10th month of the current Plan Year is a section 436 measurement date.

(h) Plan Termination and Other Special Rules.

(1) Plan Termination. The limitations on prohibited payments in subparagraphs (a)(1), (b)(1), and (c) of this Section do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section do not cease to apply as a result of termination of the Plan.

(2) Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under paragraph (g) of this Section apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under subparagraphs (a)(2) and (b)(2) of this Section shall be based on the “inclusive presumed adjusted funding target attainment percentage” for the Plan, as such term is described in, and calculated in accordance with the rules of, Treasury Regulation section 1.436-1(g)(2)(iii).

(3) Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under subparagraph (a)(1) or (b)(1) of this Section apply to payments under a social security leveling option, within the meaning of section 436(j)(4)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under section 436(j)(3) of the Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(4) Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under subparagraph (b)(3) of this Section applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under section 436 of the Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(5) Interpretation of Provisions. The limitations imposed by this Section shall be interpreted and administered in accordance with section 436 of the Code and Treasury Regulation section 1.436-1.

(i) Definitions. The definitions in the following Treasury Regulations apply for purposes of this Section: section 1.436-1(j)(1) defining adjusted funding target attainment percentage; section 1.436-1(j)(2) defining annuity starting date; section 1.436-1(j)(6) defining prohibited payment; section 1.436-1(j)(8) defining section 436 measurement date; and section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

(j) Effective Date. The rules in this Section are effective for Plan Years beginning after December 31, 2009.

ARTICLE 9

SPECIAL PARTICIPATION AND DISTRIBUTION RULES

RELATING TO RECOMMENCEMENT OF EMPLOYMENT AND

EMPLOYMENT BY RELATED ENTITIES

Section 9.1 Recommencement of Employment by a Terminated Employee. (a) Rehire Date Before Absence of 5 Years. If an Employee who has a Termination of Employment recommences employment with an Employer before having a Period of Severance of five years and, on the date of his or her rehire, the terms of such Employee’s employment are not subject to a collective bargaining agreement that does not provide for participation in this Plan, then either: (1) if such Employee was a Participant on the date his or her employment terminated, such Employee shall be Participant in the Plan as of his or her rehire date if he or she is then an Eligible Employee or (2) if such Employee was not a Participant on the date his or her employment terminated, such Employee shall not be an Eligible Employee and shall not become a Participant. Notwithstanding clause (1) of the preceding sentence, if an Employee described in the preceding sentence who first became an employed by an Employer prior to January 1, 2001 was not at any time permitted to make the election described in Section 3.1(b) (relating to eligibility for participation for employees who are not new hires) or was permitted to make such election and elected to participate in the Plan but such election was not given effect as a result of such Employee’s Termination of Employment, such Eligible Employee shall be permitted to elect, in the time and manner prescribed by the Administrator, to either (1) participate in the Plan as of his or her rehire date or (2) participate in the ComEd Plan or the PECO Plan, as applicable, at the time prescribed therein and have his or her accrued benefit under the ComEd Plan or PECO Plan, as applicable, and related assets transferred to the Plan in the manner described in Section 3.1(c) (relating to transfer of benefits and assets to Plan). If an Employee makes the election described in clause (1) of the preceding sentence, (a) the applicable Schedule shall apply with respect to the Participant’s Accrued Frozen Benefit and (b) such Employee shall not be entitled to a Transition Credit.

(b) Rehire Date After Absence of at Least 5 Years. If a Participant who has a vested benefit under the Plan has a Termination of Employment and thereafter is rehired by an Employer, such Participant shall remain a Participant upon his or her rehire. If an Employee who has a Termination of Employment did not have a vested benefit under the Plan or under either the ComEd Plan or the PECO Plan recommences employment with an Employer after having a Period of Severance of at least five years, such Employee shall become a Participant as of the date of his or her rehire if he or she is then an Eligible Employee. If an Employee who has a Termination of Employment had a vested benefit under either the ComEd Plan or the PECO Plan recommences employment with an Employer after having a Period of Severance of at least five years, such Employee shall not be an Eligible Employee and shall not become a Participant upon such recommencement of employment. Notwithstanding the preceding sentence, if an Employee described in the preceding sentence who first became employed by an Employer prior to January 1, 2001 was not at any time permitted to make the election described in Section 3.1(b) (relating to eligibility for participation for employees who are not new hires) or was permitted to make such election and elected to participate in the Plan but such election was not given effect as a result of such Employee’s Termination of Employment, such Eligible Employee shall be permitted to elect, in the time and manner prescribed by the Administrator, to either (1) participate in the Plan as of his or her rehire date or (2) participate in the ComEd Plan or the PECO Plan, as applicable, at the time prescribed therein and have his or her accrued benefit under the ComEd Plan or PECO Plan, as applicable, transferred to the Plan in the manner described in Section 3.1(c) (relating to transfer of benefits and assets to Plan). The accrued benefit under the ComEd Plan or the PECO Plan, as applicable, of an Employee who elects to participate in the Plan shall be transferred to the Plan, along with an appropriate amount of assets, and (a) the applicable Schedule shall apply with respect to the Participant’s Accrued Frozen Benefit and (b) such Employee shall not be entitled to a Transition Credit.

(c) Reestablishment of Cash Balance Account for Rehired Participant. If a Participant whose Termination of Employment occurs before his or her satisfaction of the Vesting Requirement recommences employment with an Employer and becomes a Participant pursuant to paragraph (a) above, such Participant’s Cash Balance Account shall be reinstated and credited with Investment Credits for the Participant’s Period of Severance. If a Participant whose Termination of Employment occurs after his or her satisfaction of the Vesting Requirement receives a complete distribution of his or her benefit under the Plan and subsequently recommences employment with an Employer as an Employee and becomes a Participant pursuant to paragraph (b) above, a new Cash Balance Account shall be established for such Participant as of such recommencement of employment. Such new Cash Balance Account shall have an initial balance of zero and shall be credited with Service Credits and Investment Credits solely for the Participant’s period of employment thereafter.

Section 9.2 Suspension of Benefits. (a) Generally. If a Participant continues employment by an Employer beyond the Participant’s Normal Retirement Age or, except as provided in paragraph (b) below, if a former Employee again becomes an Employee after his or her Normal Retirement Age, such Participant shall not be entitled to receive any Pension during such employment. If such a Participant was receiving a Pension, the Participant’s Cash Balance Account as of his or her Pension Starting Date shall be restored and thereafter credited with Service Credits and Investment Credits with respect to such period of employment and Investment Credits from the Participant’s prior Pension Starting Date to the date the Participant’s Cash Balance Account is so restored. Upon the Participant’s Termination of Employment or subsequent Termination of Employment, as the case may be, the Participant’s Accrued Benefit shall be the larger of (i) the Participant’s Accrued Benefit as of the first day of the month coinciding with or next following the Participant’s date of rehire, or Normal Retirement Age, as the case may be, actuarially increased to reflect the later termination date (for purposes of this clause (i), the Investment Credits described in Section 6.1(d) with respect to such period of employment shall be the actuarial increase to the Participant’s Accrued Benefit), and (ii) the Actuarial Equivalent of the Participant’s Cash Balance Account, and the Accrued Frozen Benefit, as of the Participant’s Termination of Employment, or subsequent Termination of Employment, as the case may be, reduced in either case by the sum of any Pension previously paid to the Participant plus interest thereon at the rate described in subdivision (3) of Article 2 (relating to definition of Actuarial Equivalent).

(b) Circumstances under which a Rehired Employee’s Pension Payments may Continue. Notwithstanding paragraph (a) above, a reemployed Participant who is employed under circumstances that satisfy the applicable conditions for continuation of payment of retirement benefits set forth in the Company’s policy regarding the rehiring of retirees shall not have his or her Pension suspended under this Section nor shall such reemployed Participant be prohibited from commencing his or her Pension if he or she is otherwise eligible to commence such Pension.

Section 9.3 Employment by Related Entities. If an individual is employed by an entity that is an Affiliate, then any period of employment by such entity (but only after such entity became an Affiliate) shall be taken into account solely for the purpose of determining when or whether and when such individual is eligible to participate in the Plan under Article 3 (relating to eligibility), measuring such individual’s years of Vesting Service for purposes of the Vesting Requirement and determining when such individual’s Termination of Employment occurs for purposes of Article 7 (relating to distributions) to the same extent such period would have been taken into account had such employment been with an Employer.

Section 9.4 Leased Employees. If an individual who performed services as a leased employee (within the meaning of section 414(n)(2) of the Code) of an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period as a leased employee shall be taken into account solely for the purposes of determining whether and when such individual is eligible to participate in the Plan under Article 3 (relating to eligibility), measuring such individual’s years of Vesting Service for purposes of the Vesting Requirement and determining when such individual’s Termination of Employment occurs for purposes of Article 7 (relating to distributions) to the same extent such period would have been taken into account had such service or employment been with an Employer. In addition, any contributions or benefits provided under another plan to such leased employee by his or her leasing organization shall be treated as provided under this Plan and shall be taken into account under Section 8.1 (relating to statutory limits) to the extent required under Treasury Regulation section 1.415(a)-1(f)(3). This Section shall not apply to any period during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code and leased employees do not constitute more than 20% of the Employer’s nonhighly compensated work force. Notwithstanding the preceding sentences, an individual who performed services only as a leased employee prior to January 1, 2001 shall be treated as not performing an Hour of Service prior to January 1, 2001 solely for the purposes of determining whether such individual qualifies as an Eligible Employee under subdivision (16) of Article 2.

Section 9.5 Employees who Become Eligible Employees as a Result of Ceasing to be Represented by IBEW Local Union 15. If an Employee who, on the day he or she first performed an Hour of Service with an Employer, was a member of a collective bargaining unit represented by IBEW Local Union 15 and who first became employed by an Employer prior January 1, 2001 later ceases to be a member of a collective bargaining unit represented by IBEW Local Union 15, such Employee shall be permitted to elect, in the time and manner prescribed by the Administrator, to either (a) continue to participate in the ComEd Plan or (b) participate in this Plan as of the date he or she ceases to be a member of a collective bargaining unit represented by IBEW Local Union 15 and have his or her accrued benefit under the ComEd Plan and related assets transferred to the Plan in the manner described in Section 3.1(c) (relating to transfer of benefits and assets to Plan). If an Employee who, on the day he or she first performed an Hour of Service with an Employer, was a member of a collective bargaining unit represented by IBEW Local Union 15 and who first became employed by an Employer on or after January 1, 2001 and participated in the Exelon Corporation Pension Plan for Bargaining Unit Employees later becomes an Eligible Employee as a result of ceasing to be a member of a collective bargaining unit represented by IBEW Local Union 15, such Employee shall become a Participant as of the date he or she ceases to be a member of a collective bargaining unit represented by IBEW Local

Union 15 and shall have his or her accrued benefit under the Exelon Corporation Pension Plan for Bargaining Unit Employees and related assets transferred to the Plan. If an Employee who, on the day he or she first performed an Hour of Service with an Employer, was a member of a collective bargaining unit represented by IBEW Local Union 15 and who first became employed by an Employer on or after January 1, 2001 and who was a participant in the Commonwealth Edison Company Service Annuity System later becomes a member of a collective bargaining unit represented by IBEW Local Union 15, such Employee shall not become a Participant in this Plan.

Section 9.6 Employees who Cease to be Eligible Employees as a Result of Becoming Represented by IBEW Local Union 15. If an Employee ceases to be an Eligible Employee as a result of becoming a member of a collective bargaining unit represented by IBEW Local Union 15 and becomes a participant in the Exelon Corporation Pension Plan for Bargaining Unit Employees or the Commonwealth Edison Company Service Annuity System, such Employee shall have his or her accrued benefit under this Plan and related assets transferred to the applicable plan.

Section 9.7 Change in Employment Status or Transfer to Affiliate. Except as otherwise provided in Section 9.8 and elsewhere in the Plan, if an Employee who was a Participant transfers employment to or is reemployed by an Employer or an Affiliate in a job classification with respect to which similarly situated employees of such Employer or Affiliate are not eligible to participate in the Plan but are instead either eligible to participate in another plan maintained by such Employer or Affiliate or are not eligible to participate in any plan, then such individual shall upon such transfer or reemployment participate in the plan, if any, determined pursuant to rules established by the Company, which rules may be set forth in a Supplement hereto.

Section 9.8 Transfer of Employment to or from Facilities formerly Owned by CEG. Effective as of the Effective Time (as such term is defined in the Merger Agreement), if a Participant who was a Participant on or prior to the Effective Time transfers employment to or is reemployed by an Employer or an Affiliate in a job classification with respect to which similarly situated employees of such Employer or Affiliate are not eligible to participate in the Plan but are instead eligible to participate in a Company Benefit Plan (as such term is defined in the Merger Agreement) that is intended to be a defined benefit pension plan qualified under Section 401(a) of the Code (each such plan, a “CEG Pension Plan”) , then such individual shall upon such transfer or reemployment remain a Participant in the Plan and shall not participate in the CEG Pension Plan. If a participant in the CEG Pension Plan who was a participant in such plan on or prior to the Effective Time transfers employment to or is reemployed by an Employer or an Affiliate in a job classification with respect to which similarly situated employees of such Employer or Affiliate are not eligible to participate in such plan but are instead eligible to participate in the Plan, then such individual shall upon such transfer or reemployment remain a participant in the CEG Pension Plan and shall not participate in the Plan.

ARTICLE 10

ADMINISTRATION

Section 10.1 The Administrator, the Investment Office and the Corporate Investment Committee.

(a) The Administrator. The Company’s Vice President, Health & Benefits, or such other person or committee appointed by the Chief Human Resources Officer from time to time (such vice president or other person or committee, the “Administrator”), shall be the “administrator” of the Plan, within the meaning of such term as used in ERISA. In addition, the

Administrator shall be the “named fiduciary” of the Plan, within the meaning of such term as used in ERISA, solely with respect to administrative matters involving the Plan and not with respect to any investment of the Plan’s assets. The Administrator shall have the following duties, responsibilities and rights:

(i) The Administrator shall have the duty and discretionary authority to interpret and construe this Plan in regard to all questions of eligibility, the status and rights of Participants, Beneficiaries and other persons under this Plan, and the manner, time, and amount of payment of any distributions under this Plan. The determination of the Administrator with respect to an Employee’s years of Vesting Service, the amount of the Employee’s Compensation, and any other matter affecting payments under the Plan shall be final and binding. Benefits under the Plan shall be paid to a Participant or Beneficiary only if the Administrator, in his or her discretion, determines that such person is entitled to benefits.

(ii) Each Employer shall, from time to time, upon request of the Administrator, furnish to the Administrator such data and information as the Administrator shall require in the performance of his or her duties.

(iii) The Administrator shall direct the Trustee to make payments of amounts to be distributed from the Trust Fund under Article 7 (relating to distributions). In addition, it shall be the duty of the Administrator to certify to the Trustee the names and addresses of all Participants, the amounts of all Pensions, the dates of death of Participants and all proceedings and acts of the Administrator necessary or desirable for the Trustee to be fully informed as to the Pension to be paid out of the Trust Fund.

(iv) The Administrator shall have all powers and responsibilities necessary to administer the Plan, except those powers that are specifically vested in the Investment Office, the Corporate Investment Committee or the Trustee.

(v) The Administrator may require a Participant or Beneficiary to complete and file certain applications or forms approved by the Administrator and to furnish such information requested by the Administrator. The Administrator and the Plan may rely upon all such information so furnished to the Administrator.

(vi) The Administrator shall be the Plan’s agent for service of legal process and forward all necessary communications to the Trustee.

(b) Removal of Administrator. The Chief Human Resources Officer shall have the right at any time, with or without cause, to remove the Administrator (including any member of a committee that constitutes the Administrator). The Administrator may resign and the resignation shall be effective upon delivery of the written resignation to the Chief Human Resources Officer or upon the Administrator’s termination of employment with the Employers. Upon the resignation, removal or failure or inability for any reason of the Administrator to act hereunder, the Chief Human Resources Officer shall appoint a successor. Any successor Administrator shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor. None of the Company, any officer, employee or member of the board of directors of the Company who is not the Chief Human Resources Officer, nor any other person shall have any responsibility regarding the retention or removal of the Administrator.

(c) The Investment Office. The Investment Office, shall be the “named fiduciary” of the Plan, within the meaning of such term as used in ERISA, solely with respect to matters involving the investment of assets of the Plan and, any contrary provision of the Plan notwithstanding, in all events subject to the limitations contained in section 404(a)(2) of ERISA and all other applicable limitations. The Investment Office shall have the following duties, responsibilities and rights:

(i) The Investment Office shall be the “named fiduciary” for purposes of directing the Trustee as to the investment of amounts held in the Trust Fund and for purposes of appointing one or more investment managers as described in ERISA.

(ii) The Investment Office shall submit to the Corporate Investment Committee annual manager review results and such other reports and documents as may be necessary for the Corporate Investment Committee to monitor the activities and performance of the Investment Office.

(iii) Each Employer shall, from time to time, upon request of the Investment Office, furnish to the Investment Office such data and information as the Investment Office shall require in the performance of its duties.

(d) The Corporate Investment Committee. The Company acting through the Corporate Investment Committee shall be responsible for overall monitoring of the performance of the Investment Office. The Corporate Investment Committee shall have the following duties, responsibilities and rights:

(i) The Corporate Investment Committee shall monitor the activities and performance of the Investment Office and shall review annual manager review results and any other reports and documents submitted by the Investment Office.

(ii) The Corporate Investment Committee shall have authority to approve asset allocation recommendations of the Investment Office, and approve the retention or firing of any investment consultant (but not any investment manager), custodian or trustee, as recommended by the Investment Office.

(iii) The Corporate Investment Committee and the Company’s Chief Investment Officer shall have the right at any time, with or without cause, to remove one or more employees of the Exelon Investment Office or to appoint another person or committee to act as Investment Office. Any successor Investment Office employee shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor.

The power and authority of the Corporate Investment Committee with respect to the Plan shall be limited solely to the monitoring and removal of the Investment Office and approval of the recommendations specified in clause (ii) above. The Corporate Investment Committee shall have no responsibility for making investment decisions, appointing or firing investment managers or for any other duties or responsibilities with respect to the Plan, other than those specifically listed herein.

(e) Status of Administrator, the Investment Office and the Corporate Investment Committee. The Administrator, any person acting as, or on behalf of, the Investment Office, and any member of the Corporate Investment Committee may, but need not, be an Employee, trustee or officer of an Employer and such status shall not disqualify such person from taking any action hereunder or render such person accountable for any distribution or other material advantage received by him or her under this Plan, provided that no Administrator, person acting as, or on behalf of, the Investment Office, or any member of the Corporate Investment Committee who is a Participant shall take part in any action of the Administrator or the Investment Office on any matter involving solely his or her rights under this Plan.

(f) Notice to Trustee of Members. The Trustee shall be notified as to the names of the Administrator and the person or persons authorized to act on behalf of the Investment Office.

(g) Allocation of Responsibilities. Each of the Administrator, the Investment Office and the Corporate Investment Committee may allocate their respective responsibilities and may designate any person, persons, partnership or corporation to carry out any of such responsibilities with respect to the Plan. Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the Plan.

(h) General Governance. The Corporate Investment Committee shall elect one of its members as chairman and appoint a secretary, who may or may not be a member of such Committee. All decisions of the Corporate Investment Committee shall be made by the majority, including actions taken by written consent. The Administrator, the Investment Office and the Corporate Investment Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs, provided that any such rules and procedures shall be consistent with the provisions of the Plan.

(i) Indemnification. The Employers hereby jointly and severally indemnify the Administrator, the persons employed in the Exelon Investment Office, the members of the Corporate Investment Committee, the Chief Human Resources Officer, and the directors, officers and employees of the Employers and each of them, from the effects and consequences of their acts, omissions and conduct in their official capacity with respect to the Plan (including but not limited to judgments, attorney fees and costs with respect to any and all related claims, subject to the Company’s notice of and right to direct any litigation, select any counsel or advisor, and approve any settlement), except to the extent that such effects and consequences result from their own willful misconduct. The foregoing indemnification shall be in addition to (and secondary to) such other rights such persons may enjoy as a matter of law or by reason of insurance coverage of any kind.

(j) No Compensation. None of the Administrator, any person employed in the Exelon Investment Office nor any member of the Corporate Investment Committee may receive any compensation or fee from the Plan for services as the Administrator, Investment Office or a member of the Corporate Investment Committee; provided, however that nothing contained herein shall preclude the Plan from reimbursing the Company or any Affiliate for compensation paid to any such person if such compensation constitutes “direct expenses” for purposes of ERISA. The Employers shall reimburse the Administrator, the persons employed in the Exelon Investment Office and the members of the Corporate Investment Committee for any reasonable expenditures incurred in the discharge of their duties hereunder.

(k) Employ of Counsel and Agents. The Administrator, the Investment Office and the Corporate Investment Committee may employ such counsel (who may be counsel for an Employer) and agents and may arrange for such clerical and other services as each may require in carrying out its respective duties under the Plan.

Section 10.2 Claims Procedure. Any Participant or distributee who believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received may file a claim with the Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Administrator shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give notice to the claimant, either in writing by registered or certified mail or in an electronic notification, of the Administrator’s decision with respect to the claim. Any electronic notice delivered to the claimant shall comply with the standards imposed by applicable Regulations. If the Administrator determines that special circumstances require an extension of time for processing the claim, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the benefit determination. The notice of the decision of the Administrator with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, the Administrator shall notify the claimant of the adverse benefit determination and shall set forth the specific reasons for the adverse determination, the references to the specific Plan provisions on which the determination is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary, and a description of the claim review procedure under the Plan and the time limits applicable to such procedures, including a statement of the claimant’s right (subject to the limitations described in Section 13.11 (relating to statute of limitations for actions under the Plan) and 13.12 (relating to forum for legal actions under the Plan)) to bring a civil action under section 502 of ERISA following an adverse benefit determination on review. The Administrator shall also advise the claimant that the claimant or the claimant’s duly authorized representative may request a review by the Chief Human Resources Officer (or such other officer designated from time to time by the Chief Human Resources Officer) of the adverse benefit determination by filing with such officer, within 60 days after receipt of a notification of an adverse benefit determination, a written request for such review. The claimant shall be informed that, within the same 60-day period, he or she (a) may be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits and (b) may submit to the officer written comments, documents, records and other information relating to the claim for benefits. If a request is so filed, review of the adverse benefit determination shall be made by the officer within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the officer’s final decision. If the officer determines that special circumstances require an extension of time for processing the claim, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the officer expects to render the determination on review. The review of the officer shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The notice of the final decision shall include specific reasons for the determination and references to the specific Plan provisions on which the determination is based and shall be written in a manner calculated to be understood by the claimant.

Section 10.3 Notices to Participants, Etc. All written notices, reports and statements given, made, delivered or transmitted to a Participant or Beneficiary or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or Beneficiary or such other person at the address last appearing on the records of the Administrator. A Participant or Beneficiary or other person may record any change of his or her address from time to time by written notice filed with the Administrator.

Section 10.4 Responsibility to Advise Administrator of Current Address. Each person entitled to receive a payment under the Plan shall file with the Administrator in writing his or her complete mailing address and each change therein. A check or communication mailed to any person at his or her address on file with the Administrator shall be deemed to have been received by such person for all purposes of the Plan, and neither the Administrator, the Employers nor the Trustee shall be obliged to search for or ascertain the location of any person. If the Administrator shall be in doubt as to whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned at his or her last address known to the Administrator, notify such person that all future Pension payments will be withheld until such person submits to the Administrator evidence of his or her continued life and his or her proper mailing address.

Section 10.5 Notices to Employers or Administrator. Written directions, notices and other communications from Participants or Beneficiaries or any other persons entitled to or claiming benefits under the Plan to the Employers or the Administrator shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the form prescribed by the Administrator for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.

Section 10.6 Responsibility to Furnish Information and Sign Documents. Each person entitled to a payment under the Plan shall furnish such information and data, including birth certificates or other evidence of age satisfactory to the Administrator, and sign such documents as may reasonably be requested by the Administrator or the Trustee in connection with the administration of the Plan.

Section 10.7 Records. Each of the Administrator, the Investment Office and the Corporate Investment Committee shall keep a record of all of their respective proceedings, if any, and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in their respective judgment for the administration of the Plan, the administration of the investments of the Plan or the monitoring of the investment activities of the Plan, as applicable.

Section 10.8 Actuary to be Employed. The Company or the Investment Office shall engage an actuary to do such technical and advisory work as the Company or the Investment Office may request, including analyses of the experience of the Plan from time to time, the preparation of actuarial tables for the making of computations thereunder, and the submission to the Company or the Investment Office of an annual actuarial report, which report shall contain information showing the financial condition of the Plan, a statement of the contributions to be made by the Employers for the ensuing year, and such other information as may be requested by the Company or the Investment Office.

Section 10.9 Funding Policy. The Company shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and shall communicate such policy and method, and any changes in such policy and method, to the Investment Office.

Section 10.10 Electronic Media. Notwithstanding any provision of the Plan to the contrary and for all purposes of the Plan, to the extent permitted by the Administrator and any applicable law or Regulation, the use of electronic technologies shall be deemed to satisfy any written notice, consent, delivery, signature, disclosure or recordkeeping requirement under the Plan, the Code or ERISA to the extent permitted by or consistent with applicable law and Regulations. Any transmittal by electronic technology shall be deemed delivered when successfully sent to the recipient, or such other time specified by the Administrator.

Section 10.11 Correction of Error. If it comes to the attention of the Administrator that an error has been made in the amount of benefits payable, or paid, to any Participant or Beneficiary under the Plan, the Administrator shall be permitted to correct such error by whatever means that the Administrator, in its sole discretion determines, including by offsetting future benefits payable to the Participant or Beneficiary or requiring repayment of benefits to the Plan, except that no adjustment need be made with respect to any Participant or Beneficiary whose benefit has been distributed in full prior to the discovery of such error.

ARTICLE 11

PARTICIPATION BY OTHER EMPLOYERS

Section 11.1 Adoption of Plan. With the consent of the Company, any entity may become a participating Employer under the Plan with respect to all or a designated group of its employees by taking such action as shall be necessary or desirable to adopt the Plan and executing and delivering such instruments as may be necessary or desirable to put the Plan into effect with respect to such entity.

Section 11.2 Withdrawal from Participation. Any Employer shall terminate its participation in the Plan at any time, under such circumstances as the Company may provide, by delivering to the Company a duly certified copy of a resolution of its board of directors (or other governing body) to that effect, or by ceasing to be a member of the same controlled group as the Company (within the meaning of section 1563(a) of the Code).

Section 11.3 Company and Administrator as Agent for Employers. Each entity which shall become a participating Employer pursuant to Section 11.1 (relating to adoption of the Plan) or Article 12 (relating to continuance by a successor) by so doing shall be deemed to have appointed the Company and the Administrator its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Administrator by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company and the Administrator to act as such agent shall continue unless and until the portion of the Trust held for the benefit of Employees of the particular Employer and their Beneficiaries is set aside in a separate trust as provided in Section 15.2 (relating to establishment of separate plan).

ARTICLE 12

CONTINUANCE BY A SUCCESSOR

In the event that an Employer is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another entity succeeds to all or substantially all of the Employer’s business, such successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust agreement. If, within 90 days following the effective date of any such reorganization, such successor entity shall not have elected to become a party to the Plan, or if the Employer adopts a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be. If such successor entity is substituted for the Employer by electing to become a party to the Plan as described above, then, for all purposes of the Plan, employment with such successor entity and compensation paid by such successor entity shall be considered to be employment with, and Compensation paid by, an Employer.

ARTICLE 13

MISCELLANEOUS

Section 13.1 Expenses. The expenses of the Trustee in the administration of the Trust Fund, including compensation, if any, to the Trustee for its services, shall be paid by the Company or the Employers. All costs and expenses incurred in the operation of the Trust Fund, to the extent not described in the preceding sentence, and all costs and expenses incurred in the operation of the Plan or the Trust Fund, as applicable, including, but not limited to, “direct expenses” incurred in administering the Plan and the Trust Fund (including compensation paid to any employee of an Employer or an Affiliate who is engaged in the administration of the Plan or the Trust Fund), the expenses of the Administrator, the Investment Office and the Corporate Investment Committee, the fees of counsel and any agents for the Trustee, the Administrator, the Investment Office or the Corporate Investment Committee, and the fees of investment managers that manage assets of the Trust Fund, as applicable, shall be paid by the Trustee from the Trust Fund in such proportion as the Investment Office, in its sole discretion, shall determine, to the extent such expenses are not paid by the Employers and to the extent permitted under ERISA,

Regulations and other applicable laws. Notwithstanding the foregoing, the Administrator or the Investment Office may authorize an Employer to act as an agent of the Plan to pay any expenses, and the Employer shall be reimbursed from the Trust Fund for such payments.

Section 13.2 Non-Assignability. (a) In General. It is a condition of the Plan, and all rights of each Participant and Beneficiary shall be subject thereto, that no right or interest of any Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not limited to, by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Beneficiary, including claims for alimony or the support of any Spouse.

(b) Exception for Qualified Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, if a Participant’s Accrued Benefit under the Plan, or any portion thereof, shall be the subject of one or more Qualified Domestic Relations Orders, such Accrued Benefit or portion thereof shall be paid to the person and at the time and in the manner specified in any such order. The Administrator or its agent, in its sole discretion, shall determine whether any order constitutes a Qualified Domestic Relations Order under this paragraph (b). A domestic relations order shall not fail to constitute a Qualified Domestic Relations Order under this paragraph (b) solely because such order provides for immediate payment to an alternate payee of the portion of the Participant’s Accrued Benefit assigned to the alternate payee under the terms of such order.

Section 13.3 Employment Non-Contractual. Neither this Plan nor any action taken by the Administrator or the Investment Office confers any right upon an Employee to continue in employment with any Employer.

Section 13.4 Limitation of Rights. A Participant or distributee shall have no right, title or claim in or to any specific asset of the Trust Fund, but shall have the right only to distributions from the Trust Fund on the terms and conditions he or she herein provided. Neither this Plan nor any action taken by the Administrator or the Investment Office shall obligate any Employer to make contributions to the Trust in excess of the contributions authorized by the board of directors of the Company or create any liability on an Employer for the payment of Pensions under this Plan.

Section 13.5 Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

Section 13.6 Construction. (a) General. Wherever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular. All references to employment or the rehire or termination thereof shall refer to employment by any and all Employers, and to the extent provided herein, and, to the extent required by Section 3.2 (relating to transfers to affiliates) and Section 9.3 (relating to employment by related entities), any and all Affiliates, unless the context requires otherwise.

(b) Definition of “Highly Compensated Employee”. Wherever applicable for purposes of satisfying legal requirements applicable to the Plan, the term “highly compensated employee” shall mean any Employee who performs service in the determination year and who (a) is a 5%-owner (as determined under section 416(i)(1)(A)(iii) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) both (1) is paid compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(1)(B)(ii) of the Code) from an Employer for the preceding Plan Year, and (2) is in the group of employees consisting of the top 20% of the employees of the Employer and its Affiliates when ranked on the basis of compensation paid during such preceding Plan Year.

Section 13.7 Applicable Law. Except to the extent preempted by applicable federal law or otherwise provided under the terms of the Plan, the Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Illinois.

Section 13.8 Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

Section 13.9 No Guarantee. None of the Administrator, the Investment Office, the Corporate Investment Committee, the Employers, nor the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any money that may be or become due to any person from the Trust Fund or pursuant to the Plan. Nothing herein contained shall be deemed to give any Participant, distributee, or Beneficiary an interest in any specific part of the Trust Fund or any other interest, right or claim except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust Fund.

Section 13.10 Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and Service with respect to Military Service shall be provided in accordance with section 414(u) of the Code.

Section 13.11 Statute of Limitations for Actions under the Plan. Except for actions to which the statute of limitations prescribed by section 413 of ERISA applies, (a) no legal or equitable action relating to a claim for benefits under section 502 of ERISA may be commenced later than one year after the claimant receives a final decision from the Chief Human Resources Officer (or such other officer designated from time to time by the Chief Human Resources Officer) in response to the claimant’s request for review of the adverse benefit determination and (b) no other legal or equitable action involving the Plan may be commenced later than two years from the time the person bringing an action knew, or had reason to know, of the circumstances giving rise to the action. This provision shall not be interpreted to extend any otherwise applicable statute of limitations, nor to bar the Plan or its fiduciaries from recovering overpayments of benefits or other amounts incorrectly paid to any person under the Plan at any time or bringing any legal or equitable action against any party.

Section 13.12 Forum for Legal Actions under the Plan. Any legal action involving the Plan that is brought by any Participant, any Beneficiary or any other person shall be litigated in the federal courts located in the Northern District of Illinois or the Eastern District of Pennsylvania, whichever is most convenient, and no other federal or state court.

Section 13.13 Legal Fees. Any award of legal fees in connection with an action involving the Plan shall be calculated pursuant to a method that results in the lowest amount of fees being paid, which amount shall be no more than the amount that is reasonable. In no event shall legal fees be awarded for work related to (a) administrative proceedings under the Plan, (b) unsuccessful claims brought by a Participant, Beneficiary or any other person, or (c) actions that are not brought under ERISA. In calculating any award of legal fees, there shall be no enhancement for the risk of contingency, nonpayment or any other risk nor shall there be applied a contingency multiplier or any other multiplier. In any action brought by a Participant, Beneficiary or any other person against the Plan, the Administrator, any member of the Exelon Investment Office, any member of the Corporate Investment Committee, the Chief Human Resources Officer, any Plan fiduciary, the Company, its affiliates or their respective officers, directors, employees, or agents (the “Plan Parties”), legal fees of the Plan Parties in connection with such action shall be paid by the Participant, Beneficiary or other person bringing the action, unless the court specifically finds that there was a reasonable basis for the action.

ARTICLE 14

TOP-HEAVY PLAN REQUIREMENTS

Section 14.1 Top-Heavy Plan Determination. If as of the determination date (as hereinafter defined) for any Plan Year the aggregate present value of (i) the accrued benefits under the Plan and under all other defined benefit plans in the aggregate group (as hereinafter defined) and (ii) the aggregate account balances under all defined contribution plans in such aggregation group, in each case with respect to all participants in such plans who are key employees (as defined in section 416(i) of the Code) for such Plan Year, exceeds 60% of the aggregate present value of accrued benefits and the account balances of all participants in all such plans as of the determination date, then the Plan shall be a top-heavy plan for such Plan

Year and the requirements of Sections 14.3 (relating to minimum benefits for top-heavy years) and 14.4 (relating to top-heavy vesting requirements) shall be applicable for such Plan Year as of the first day thereof. If the Plan shall be a top-heavy plan for any Plan Year, such requirements shall not be applicable for such subsequent Plan Year except to the extent provided in Section 14.3 (relating to minimum benefits for top-heavy years).

Section 14.2 Definitions and Special Rules. (a) Definitions. For purposes of this Article, the following definitions shall apply:

(i) Determination Date. The determination date for all plans in the aggregation group shall be the last day of the preceding plan year, and the valuation date applicable to a determination date shall be (a) in the case of a defined contribution plan, the date as of which account balances are determined that is coinciding with or immediately precedes the determination date, and (b) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the plan year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.

(ii) Aggregation Group. The aggregation group shall consist of (a) each plan of an Employer in which a key employee is a participant, (b) each other plan that enables such a plan to be qualified under section 401(a) of the Code, and (c) any other plans of an Employer that the Company designates as part of the aggregation group.

(iii) Key Employee. Key employee shall have the meaning set forth in section 416(i) of the Code.

(iv) Top-Heavy Compensation. Top-heavy compensation shall have the meaning set forth in section 1.415(c)-2 of the Treasury Regulations.

(b) Special Rules. For the purpose of determining the accrued benefit or account balance of a participant, the accrued benefit or account balance of any person who has not been actively at work with an Employer at any time during the one-year period ending on the determination date shall not be taken into account pursuant to this Section, and any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the one-year period ending on the determination date shall be treated as a participant in such plan, and any such distribution shall be included in such participant’s account balance or accrued benefit, as the case may be; provided, however, that in the case of a distribution made for a reason other than a Participant’s severance from employment, death or disability, this sentence shall be applied by substituting “five-year period” for “one-year period”.

Section 14.3 Minimum Benefit for Top-Heavy Years. (a) The Pension to which a Participant is entitled at Normal Retirement Age under Section 7.2 (relating to form of distribution) shall in no event be less than two percent of the Participant’s highest average compensation (as hereinafter defined) multiplied by the number of the Participant’s years of Vesting Service, determined as provided below, not in excess of ten. For purposes of this Section, (i) a Participant’s years of Vesting Service shall mean his or her years of Vesting Service but excluding any year of Vesting Service completed in a Plan Year for which the Plan was not a top-heavy plan, and (ii) a Participant’s highest average compensation shall be the annual average of his or her top heavy compensation for the period of consecutive calendar years not exceeding 5 during which the Participant’s top heavy compensation was the greatest, except that calendar years after the last Plan Year for which the Plan was top-heavy shall be disregarded.

(b) The provisions of paragraph (a) of this Section shall not apply with respect to a Participant if, for each year in which the Plan is a top-heavy plan, (i) the eligible employee’s Employer also maintains a defined contribution plan which is included in the aggregation group for such year and (ii) under such plan, contributions made and forfeitures allocated to each eligible employee (other than key employees) equal 5% of such Participant’s top heavy compensation for each Plan Year the Plan is top-heavy.

Section 14.4 Top-Heavy Vesting Requirements. If a Participant’s Termination of Employment shall occur during a Plan Year for which a Plan is a top-heavy plan as defined in section 416(i) of the Code and after the Participant shall have completed at least three years of Vesting Service, the Participant shall be deemed to have satisfied the Vesting Requirement and shall be entitled to the Pension described in Section 7.2 (relating to form of distribution).

ARTICLE 15

AMENDMENT, ESTABLISHMENT OF SEPARATE

PLAN AND TERMINATION

Section 15.1 Amendment. The board of directors of the Company (or a committee thereof) may at any time and from time to time amend or modify this Plan in any manner deemed by the board of directors of the Company to be necessary or desirable, provided, however, that in the case of any amendment or modification that would not result in an aggregate annual cost to the Company of more than $50,000,000, the Plan may be amended or modified by action of the Chief Human Resources Officer (with the consent of the Chief Executive Officer in the case of a discretionary amendment or modification expected to result in an increase in annual expense or liability account balance exceeding $250,000) or another executive officer holding title of equivalent or greater. Any such amendment or modification shall become effective on such date as the board (or committee thereof) or executive shall determine and may apply to Participants in this Plan at the time thereof as well as to future Participants, provided, however, that, unless permitted by applicable law, no such amendment or modification which reduces the basis for the computation of Pensions shall be retroactive as to service prior to the date of such amendment or modification.

Section 15.2 Establishment of Separate Plan. If an Employer shall withdraw from this Plan under Section 11.2 (relating to withdrawal from participation), the Investment Office shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Participants of such Employer and direct the Trustee to segregate such portion in a separate trust. Such separate trust shall thereafter be held and administered as a part of the separate plan of such Employer.

Section 15.3 Termination of the Plan by an Employer. The Company may at any time, by resolution adopted by its board of directors, terminate this Plan in its entirety. In addition, any Employer may at any time terminate its participation in this Plan by resolution adopted by its board of directors to that effect. Contributions of an Employer to the Plan are conditioned on the receipt from the Internal Revenue Service of an initial favorable determination letter that this Plan and the Trust Fund as adopted by the Company meets the requirements of section 401(a) of the Code and that the Trust Fund is exempt from tax under section 501(a) of the Code, and if the Internal Revenue Service shall refuse to issue such letter, any Employer may terminate its participation in this Plan and direct the Trustee to pay and deliver to that Employer the portion of the Trust Fund applicable to its contributions.

Section 15.4 Vesting and Distribution Upon Termination or Partial Termination. Upon termination or partial termination of the Plan, the benefit as of the date of termination or partial termination, as the case may be, of all affected Participants shall be fully vested; provided, however, that full vesting shall be required with respect to a termination or partial termination only to the extent the Plan is then funded.

Allocation and distribution of the terminated portion of the Trust Fund shall thereafter be made in accordance with the applicable requirements of ERISA and the Code and with any applicable approval of the Pension Benefit Guaranty Corporation (the “PBGC”). If the

Administrator is notified by PBGC that PBGC is unable to determine that the Trust Fund is sufficient to discharge when due all obligations of the Plan with respect to benefits guaranteed by PBGC pursuant to section 4022 of ERISA, then the allocation and distribution of such portion of the Trust Fund shall be made only under the direction of PBGC or a United States district court pursuant to section 4044 of ERISA.

In the event that, after the termination of the Plan, any assets remain after such allocation, such assets shall be paid to the Company. The portion of the assets allocated to provide benefits to any person or group of persons may be applied for the benefit of such person or persons by the distribution of cash, continuance of the Trust Fund, establishment of a new Trust Fund, purchase of annuities from an insurance company, or otherwise, as determined by the Investment Office in its sole discretion; provided, however, that the benefit of any Participant or former Participant who is married and has satisfied the Vesting Requirement shall, unless such person shall elect otherwise, be paid in the form set forth in Section 7.2(b) (relating to manner of distribution with respect to married Participants) and, if the surviving Spouse of a deceased Participant or deceased former Participant is entitled to receive a benefit pursuant to Section 7.2(b) (relating to manner of distribution with respect to married Participants) or Section 7.3 (relating to pre-retirement death benefits), as the case may be, such benefit shall, unless such person shall elect otherwise, be paid in the form set forth therein.

Contributions of an Employer to the Plan are conditioned on the receipt from the Internal Revenue Service of an initial favorable determination letter that the Plan and Trust Fund as adopted by the Company meet the requirements of section 401(a) of the Code and that the Trust Fund is exempt from tax under section 501(a) of the Code, and, in the event that the Internal Revenue Service shall refuse to issue such letter, the Company may terminate the Plan and shall direct the Trustee to pay and deliver the Trust Fund to the Company.

Section 15.5 Trust Fund to Be Applied Exclusively for Participants and Their Beneficiaries. Subject only to the provisions of Section 4.2 (relating to limitation on contributions) and 15.4 (relating to vesting and distribution upon termination or partial termination), and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of Participants and their beneficiaries and the payment of expenses in accordance with Section 13.1 (relating to expenses) either by operation or termination of the Plan, power of amendment or otherwise.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this              day of December, 2013.

EXELON CORPORATION

By:
Amy E. Best Senior Vice President and Chief Human Resources Officer

Exhibit A

Incentive Pay Plans

Exelon Corporation Annual Incentive Award Plan (or the equivalent cash incentive award program applicable to employees in salary band VII or higher)

Exelon Corporation Quarterly Incentive Award Program

Appendix I

List of Employers

Table T

Transition Credit Factors

Age on 12/31/2001	Percentage	Age on 12/31/2001	Percentage
<31	2.0	41	4.6
31	2.4	42	4.7
32	2.8	43	4.8
33	3.2	44	4.9
34	3.6	45	5.0
35	4.0	46	5.2
36	4.1	47	5.4
37	4.2	48	5.6
38	4.3	49	5.8
39	4.4	50+	6.0
40	4.5

SCHEDULE A

PROVISIONS APPLICABLE TO

ACCRUED FROZEN BENEFIT

UNDER THE COMMONWEALTH EDISON COMPANY

SERVICE ANNUITY SYSTEM

1.	APPLICATION

This Schedule shall apply only to a Participant who elects to participate in the Plan pursuant to Section 3.1(b) of the Plan (relating to eligibility for participation for employees other than new hires) or Section 9.1 of the Plan (relating to recommencement of employment by terminated employee) and whose accrued benefit under the ComEd Plan is transferred to the Plan pursuant to Section 3.1(c) of the Plan (relating to transfer of benefits and assets to Plan) or Section 9.1 of the Plan. The provisions of this Schedule shall govern with respect to all matters relating to such a Participant’s Accrued Frozen Benefit.

2.	DEFINED TERMS

For purposes of this Schedule A, capitalized terms used herein shall have their respective meanings set forth in the Plan, except that the following words and phrases shall have the following respective meanings when capitalized unless the context clearly indicates otherwise:

A.	Accrued Frozen Benefit. The amount payable with respect to a Participant’s accrued benefit under the ComEd Plan determined as of December 31, 2001 commencing on the first day of the month coinciding with or next following a Participant’s Schedule A Normal Retirement Age, determined as if such amount were payable in the form of a single life annuity for the life of the Participant.

B.	Child. A Participant’s natural child born prior to the Participant’s Pension Starting Date or a child adopted by a Participant prior to the Participant’s Pension Starting Date.

C.	Consumer Price Index. The United States Bureau of Labor Statistics Consumer Price Index (U.S. City Average 1967 = 100). Such term shall also mean such index as it may from time to time be changed or, if it shall be discontinued, the most nearly comparable index, appropriately adjusted to yield results comparable with those which would have been produced if the index as defined in the preceding sentence had been used, as determined by the Investment Office.

D.

Credited Service. A Participant’s Credited Service includes the Participant’s “credited service” as of the date he or she becomes a Participant, determined in accordance with the provisions of the ComEd Plan as in effect on such date, and the period beginning on the date the Participant becomes a Participant during which the Participant shall have been an Employee, including, (a) any period

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during which the Participant is in Military Service, provided that the Participant returns to the employ of an Employer within the period prescribed by laws relating to the reemployment rights of persons in Military Service, (b) any period for which back pay is awarded to the Participant and pursuant to which award the Participant is required to receive credited service under the Plan, (c) the period following Termination of Employment on account of a total and permanent disability during which the Participant is receiving benefits under any Employer’s long term disability plan and (d) as and to the extent provided by resolutions of the board of directors of the Company, (i) any period of employment by Affiliates or other companies, and (ii) any period of authorized absence from such employment or from employment as an Eligible Employee. A Participant’s periods of Credited Service before and after a Period of Severance that is not included in the Participant’s Credited Service pursuant to the preceding sentences shall be aggregated only if (i) the Participant completes at least one year of Credited Service after such period of absence and (ii) the number of years of such Period of Severance is less than five.

E.	Dependent Minor Child. A Child who, as of the time of the Participant’s retirement or death, is under the age of 21 and qualifies as a dependent of the Participant within the meaning of Section 152 of the Code.

F.	Dependent Disabled Child. A Child who, as of the time of the Participant’s retirement or death, has a permanent physical or mental disability, as certified by the medical director of the Company or by such other licensed physician designated by the Administrator, that causes such Child to be unable to engage in substantial gainful employment, and is a dependent of the Participant within the meaning of Section 152 of the Code (determined by disregarding any age limitation contained in Section 152 of the Code).

G.	Early Retirement Date. The date on which a Participant completes at least ten years of Credited Service and attains at least age 50.

H.	Schedule A Actuarial Factors. The table specified by the Commissioner of Internal Revenue for purposes of section 417(e)(3) of the Code (which, as of the Effective Date, is the 1983 Group Annuity (unisex) Mortality Table (50% male, 50% female)) in effect on the date a determination hereunder occurs and an interest rate assumption using the “applicable interest rate” as defined in section 417(e)(3) of the Code for the month of November of the Plan Year immediately preceding the Plan Year in which a determination hereunder occurs.

I.	Schedule A Normal Retirement Age. A Participant’s 65th birthday.

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3.	SPECIAL RULES REGARDING COMPUTATION OF BENEFIT

A.	Factors to Calculate Pension Paid Before Schedule A Normal Retirement Age

1.	Pension Starting Date on or After Early Retirement Date and Prior to Schedule A Normal Retirement Age. The Pension attributable to the Accrued Frozen Benefit of a Participant whose Termination of Employment occurs on or after his or her Early Retirement Date and whose Pension commences prior to his or her Schedule A Normal Retirement Age shall be computed by multiplying such Participant’s Accrued Frozen Benefit by the applicable factor from Table B-1.

2.	Pension Starting Date After Attainment of Age 60 but Prior to Early Retirement Date. The Pension attributable to the Accrued Frozen Benefit of a Participant whose Pension Starting Date occurs on or after such Participant’s attainment of age 60 but prior to such Participant’s attainment of his or her Early Retirement Date shall be such Participant’s Accrued Frozen Benefit without any actuarial reduction.

3.	Pension Starting Date After Completion of Ten Years of Credited Service but Prior to Attainment of Age 60. The Pension attributable to the Accrued Frozen Benefit of a Participant whose Pension Starting Date occurs prior to such Participant’s attainment of age 60 and prior to his or her attainment of his or her Early Retirement Date, but after the Participant has completed at least ten years of Credited Service, shall be (a) if the Participant’s Pension Starting Date occurs on or after his or her attainment of age 50, the amount determined by multiplying such Participant’s Accrued Frozen Benefit by the applicable factor in Table F and (b) if the Participant’s Pension Starting Date occurs prior to his or her attainment of age 50, the amount determined by actuarially reducing the Participant’s Accrued Frozen Benefit using the factors in Table F to reduce the Accrued Frozen Benefit from age 60 to age 50 and using the Schedule A Actuarial Factors to reduce the Accrued Frozen Benefit to the Participant’s Pension Starting Date.

4.	Pension Starting Date Prior to Attainment of Age 60 and Prior to Completion of Ten Years of Credited Service. The Pension attributable to the Accrued Frozen Benefit of a Participant whose Pension Starting Date occurs prior to such Participant’s attainment of age 60 and prior to such Participant’s completion of ten years of Credited Service shall be computed by reducing the Participant’s Accrued Frozen Benefit by using the Schedule A Actuarial Factors to reduce the Accrued Frozen Benefit to the Pension Starting Date.

B.	Distribution with Respect to Married Participants. Notwithstanding Section 7.2(b) of the Plan, if a Participant will receive his or her Accrued Benefit in the form of a Qualified Joint and Survivor Annuity, the payments attributable to the Participant’s Accrued Frozen Benefit shall be calculated and paid as follows:

1.

Pension Starting Date After Attainment of Age 50. Annuity payments will be made during the Participant’s lifetime in an amount equal to the annual Accrued Frozen Benefit the Participant would have received if the Participant’s Accrued Frozen Benefit were payable in the form of a single

3

life annuity for the Participant’s lifetime reduced by the product of (i) 50% of the annual amount of Accrued Frozen Benefit the Participant would have received if the Participant’s Accrued Frozen Benefit were payable in the form of a single life annuity for the Participant’s lifetime multiplied by (ii) 40% of the applicable factor set forth in Table D.

Thereafter, if the Participant’s Spouse shall survive the Participant, such Spouse shall receive during the remainder of the Spouse’s lifetime an annual amount, payable monthly, equal to 50% of the annual amount the Participant would have received if the Participant’s Accrued Frozen Benefit were payable as a single life annuity for the Participant’s lifetime.

If the Participant survives the Spouse, such Participant shall receive during the remainder of the Participant’s lifetime an annual amount payable monthly equal to the annual amount the Participant would have received if the Participant’s Frozen Benefit were payable as a single life annuity for the Participant’s lifetime.

2.	Pension Starting Date Prior to Attainment of Age 50. Annuity payments will be made during the Participant’s lifetime in an amount equal to the annual Accrued Frozen Benefit the Participant would have received if the Participant’s Accrued Frozen Benefit were payable in the form of a single life annuity for the Participant’s lifetime multiplied by (i) an applicable factor determined by using the Schedule A Actuarial Factors.

Thereafter, if the Participant’s Spouse shall survive the Participant, such Spouse shall receive during the remainder of the Spouse’s lifetime an annual amount, payable monthly, equal to 50% of the annuity payment prior to the Participant’s death.

If the Participant survives the Spouse, the monthly annuity will continue to be paid without any further adjustments during the remainder of the Participant’s lifetime.

C.	Post Retirement Adjustments. If a Participant’s Pension Starting Date occurs on or after his or her 50th birthday and the Participant’s Accrued Frozen Benefit is paid in a form other than a lump sum distribution, the annual Accrued Frozen Benefit payable pursuant to this Schedule shall, subject to the limitations set forth in this paragraph C., be adjusted each October 1 for the twelve-month period then beginning by adding a post-retirement cost of living adjustment computed by applying an adjustment percentage to the appropriate base specified in this paragraph C. A Participant whose Pension Starting Date occurs prior to his or her 50th birthday or who receives his or her Accrued Frozen Benefit in the form of a lump sum distribution shall not be entitled to any post-retirement cost of living adjustment under this Schedule. In addition, the post-retirement cost of living adjustment shall apply only to the portion of a Participant’s Accrued Benefit that is attributable to his or her Accrued Frozen Benefit.

4

1.	The adjustment percentage shall equal, for each October 1, the percentage by which the Consumer Price Index for the July immediately preceding such October 1 exceeds the Consumer Price Index for the July immediately preceding the twelve-month period beginning October 1 in which the Participant terminated employment or payment of a Pension commenced; provided, however, that:

(a) If, as of such October 1, there shall be no such excess, the adjustment percentage shall be deemed to be zero for the twelve-month period beginning on such October 1.

(b) There shall be no negative adjustment percentage.

(c) The aggregate adjustment percentage for any twelve-month period beginning October 1 shall never be lower than the aggregate adjustment percentage for the preceding such period.

(d) If the percentage increase in the Consumer Price Index computed for the twelve-month period beginning on October 1 does not exceed the aggregate adjustment percentage for the preceding twelve-month period by at least three percentage points, the aggregate adjustment percentage for the preceding twelve-month period shall continue in effect during such twelve-month period beginning on October 1.

(e) The aggregate adjustment percentage for any twelve-month period beginning on October 1 shall not be more than seven percentage points greater than that for the preceding twelve-month period. If the aggregate adjustment percentage for any twelve-month period beginning on October 1 exceeds by more than seven percentage points the aggregate adjustment percentage for the preceding twelve-month period, the excess shall be carried over to succeeding twelve-month periods until such excess is reduced to zero.

(f) The adjustment percentage for the twelve-month period beginning with the October 1 next following the date the Participant’s Pension Starting Date shall be the adjustment percentage determined in accordance with the preceding provisions of this paragraph C. multiplied by a fraction the numerator of which shall be the number of full calendar months between such date and such October 1 and the denominator of which shall be twelve.

2.

To determine the amount of the monthly cost of living adjustment, the adjustment percentage shall be applied to the first $500 per month of a Participant’s Accrued Frozen Benefit, subject to a maximum monthly adjustment of $500 or, if the monthly amount of such Accrued Frozen Benefit is less than $500 per month, subject to a maximum monthly adjustment equal to the monthly Accrued Frozen Benefit payment. To

5

determine the amount of the adjustment made in the case of a Qualified Joint and Survivor Annuity or surviving Spouse annuity payable pursuant to Section 7.3 of the Plan to the surviving Spouse of a deceased Participant, a family pension payable pursuant to Section 4.B. of this Schedule to a surviving Dependent Minor Child or Children of a deceased Participant or a surviving dependent’s pension payable pursuant to Section 4.C. of this Schedule to a surviving Dependent Disabled Child or Children of a deceased Participant, the adjustment percentage shall be applied to the first $250 per month of such annuity or pension, subject to a maximum monthly adjustment of $175 ($250 in the case of a Qualified Joint and Survivor Annuity) or, if the monthly amount of such annuity or pension is less than $175 ($250 in the case of a Qualified Joint and Survivor Annuity), subject to a maximum monthly adjustment equal to the monthly Accrued Frozen Benefit payment.

D.	Lump Sum Value. If a Participant elects to receive his or her Accrued Frozen Benefit in the form of a lump sum distribution as described in Option 2 of Section 7.2(c) of the Plan, the amount of the lump sum attributable to the Participant’s Accrued Frozen Benefit shall be the greater of:

1.	the lump sum actuarial equivalent of the Participant’s Accrued Frozen Benefit determined using the Schedule A Actuarial Factors, and

2.	an amount equal to the present value of the Participant’s Accrued Frozen Benefit determined as of December 31, 2001 using a 6.5% discount rate and the 1983 Group Annuity (unisex) Mortality Table (50% male, 50% female), assuming the Accrued Frozen Benefit otherwise payable at the Schedule A Normal Retirement Age would commence at the later of the Participant’s attained age at December 31, 2001 or age 60 and credited with 6.5% interest for each Plan Year subsequent to December 31, 2001 during which the Participant is a Participant, whether or not such Participant is an Eligible Employee during such Plan Year.

With respect to a Participant’s lump sum value determined under subparagraph 1. above, if the Participant’s Pension Starting Date occurs on or after his or her 50th birthday, the actuarial equivalent of the Participant’s Accrued Frozen Benefit shall reflect the post retirement adjustments, if any, defined in Paragraph 3.C of this Schedule.

4.	OPTIONAL FORMS OF BENEFIT PAYABLE UPON RETIREMENT

In lieu of the forms of benefit available under Section 7.2 of the Plan, a Participant may elect to have the portion of his or her Accrued Benefit attributable to his or her Accrued Frozen Benefit paid in the following forms, subject to Section 7.4 (relating to election and waiver procedures):

A.	Optional Qualified Joint and Survivor Annuity: A Participant who is married on the Participant’s Pension Starting Date may elect to receive a Qualified Joint and

6

Survivor Annuity described in Section 7.2(b) of the Plan (relating to manner of distribution with respect to married Participants) with the portion of the Pension payable to the Participant’s Spouse that is attributable to the Participant’s Accrued Frozen Benefit of a percentage less than 50 of the Pension the Participant would have received if the Participant’s Pension attributable to his or her Accrued Frozen Benefit were payable in the form of a single-life annuity for the Participant’s lifetime. A Qualified Joint and Survivor Annuity described in this paragraph shall be payable at the same time and in the same manner as described in Section 7.2(b) of the Plan (relating to manner of distribution with respect to married Participant) and shall be computed in the same manner as described in Section 3.B. of this Schedule (relating to special rules regarding computation of benefits), except that the lesser percentage of Pension designated by the Participant shall be used.

B.	Family Pension: A Participant who is not married on the Participant’s Pension Starting Date and who, as of such date, has a Dependent Minor Child or Dependent Minor Children may elect to receive his or her Accrued Frozen Benefit in the form of a family pension payable in monthly payments for the Participant’s lifetime and, thereafter, payable in monthly payments in equal shares to each of the Participant’s Dependent Minor Children who have not yet attained age 21. The annual amount of the family pension payable to the Participant shall be the annual Accrued Frozen Benefit the Participant would have received if the Participant’s Pension were payable in the form of a single life annuity for the Participant’s lifetime, reduced by the product of (1) the annual amount of the family pension designated by the Participant for the Participant’s surviving Dependent Minor Child or Children which amount shall be a percentage, not to exceed 50, of the annual amount of the Participant’s Pension payable in the form of a single life annuity for the Participant’s lifetime multiplied by (2) (i) if the Participant is at least age 50 on his or her Pension Starting Date, the applicable factor set forth in Table E or (ii) if the Participant is not at least age 50 on his or her Pension Starting Date, the applicable factor determined by using the Schedule A Actuarial Factors. The annual amount of the family pension payable after the Participant’s death to the Participant’s Dependent Minor Child or Children who have not yet attained age 21 shall equal the percentage designated by the Participant, not to exceed 50, of the annual amount of the Pension the Participant would have received if the Participant’s Pension were payable in the form of a single life annuity for the Participant’s lifetime.

C.

Surviving Dependent’s Pension: A Participant who is not married on the Participant’s Pension Starting Date and who, as of such date, has a Dependent Disabled Child or Dependent Disabled Children may elect to receive his or her Accrued Frozen Benefit in the form of a surviving dependent’s pension payable in monthly payments for the Participant’s lifetime and, thereafter, payable in monthly payments in equal shares to each of the Participant’s Dependent Disabled Children who remain disabled. The annual amount of the surviving dependent’s pension payable to the Participant shall be the annual Accrued Frozen Benefit the Participant would have received if the Participant’s Pension were payable in the

7

form of a single life annuity for the Participant’s lifetime, reduced by the product of (1) the annual amount of the surviving dependent’s pension designated by the Participant for the Participant’s Dependent Disabled Child or Children, which amount shall be a percentage, not to exceed 50, of the annual amount of the Participant’s Pension payable in the form of a single life annuity for the Participant’s lifetime multiplied by (2) (i) if the Participant is at least age 50 on his or her Pension Starting Date, 50% of the applicable factor set forth in Table D, such factor to be determined based on the age of the other parent of such Child or Children, at the Participant’s Pension Starting Date or the age such other parent would have attained had such other parent survived or if, in either case, the age of such other parent cannot be determined, the age of the Participant or (ii) if the Participant is not at least age 50 on his or her Pension Starting Date, the applicable factor determined by using the Schedule A Actuarial Factors. The annual amount of the surviving dependent’s pension payable after the Participant’s death to the Participant’s Dependent Disabled Child or Children who remain disabled shall equal the percentage designated by the Participant, not to exceed 50, of the annual amount of the Pension the Participant would have received if the Participant’s Pension were payable in the form of a single life annuity for the Participant’s lifetime.

D.	75% Marital Annuity: A Participant who is married on the Participant’s Annuity Starting Date may elect to receive a 75% marital annuity with a Service Annuity payable to the Participant’s Spouse, if the Participant predeceases such Spouse, of a percentage equal to 75 of the Service Annuity the Participant would have received under Article 5 (relating to Service Annuities) if the Participant’s Service Annuity were payable in semi-monthly payments for the Participant’s lifetime. A 75% marital annuity described in this Section 6.2 shall be payable at the same time and in the same manner as described in paragraph (b) of Section 6.1 (relating to annuities payable to married Participants) and shall be the actuarial equivalent of the Service Annuity the Participant would have received under Article 5 (relating to Service Annuities), determined by using the annual interest rate specified under section 417(e) of the Code for the November preceding the calendar year in which such distribution is made or commences, and the mortality table prescribed for purposes of section 417(e)(3)(A)(ii)(I) of the Code.

8

Table B1

Early Retirement Service Factors

Applicable Monthly Payments to Age 65

For purposes of Schedule A, in the case of a Pension commencing after a Participant’s Early Retirement Date but prior to his or her Schedule A Normal Retirement Age, the following factors shall be applied to determine the reductions applicable to the benefit accrued while a Participant is not a member of IBEW Local Union 15 and, for purposes of Schedule B, in the case of a Pension commencing after a Participant’s Early Retirement Date but prior to his or her Schedule B Normal Retirement Age, the following factors shall be applied to determine the reductions applicable to the Participant’s benefit accrued under the PECO Plan*:

AGE	0	1	2	3	4	5	6	7	8	9	10	11
50.7200		.7225	.7250	.7275	.7300	.7325	.7350	.7375	.7400	.7425	.7450	.7475
51.7500		.7525	.7550	.7575	.7600	.7625	.7650	.7675	.7700	.7725	.7750	.7775
52.7800		.7825	.7850	.7875	.7900	.7925	.7950	.7975	.8000	.8025	.8050	.8075
53.8100		.8125	.8150	.8175	.8200	.8225	.8250	.8275	.8300	.8325	.8350	.8375
54.8400		.8425	.8450	.8475	.8500	.8525	.8550	.8575	.8600	.8625	.8650	.8675
55.8700		.8725	.8750	.8775	.8800	.8825	.8850	.8875	.8900	.8925	.8950	.8975
56.9000		.9025	.9050	.9075	.9100	.9125	.9150	.9175	.9200	.9225	.9250	.9275
57.9300		.9325	.9350	.9375	.9400	.9425	.9450	.9475	.9500	.9525	.9550	.9575
58.9600		.9617	.9633	.9650	.9667	.9683	.9700	.9717	.9733	.9750	.9767	.9783
59*	.9800	.9817	.9833	.9850	.9867	.9883	.9900	.9917	.9933	.9950	.9967	.9983
60	1.0000

*	Effective January 1, 2002, for Craft, Craft/Technical, Technical Support and Professional Support Employees with an accrued benefit under the PECO Plan, factor shall be 1.0000 at ages 59 and above

For purposes of Schedule A, in the case of a Pension commencing after a Participant’s Early Retirement Date but prior to his or her Schedule A Normal Retirement Age, the following factors shall be applied to determine the reductions applicable to the benefit accrued while the Participant is a member of IBEW Local Union 15:

AGE	0	1	2	3	4	5	6	7	8	9	10	11
50.7900		.7925	.7950	.7975	.8000	.8025	.8050	.8075	.8100	.8125	.8150	.8175
51.8200		.8225	.8250	.8275	.8300	.8325	.8350	.8375	.8400	.8425	.8450	.8475
52.8500		.8525	.8550	.8575	.8600	.8625	.8650	.8675	.8700	.8725	.8750	.8775
53.8800		.8825	.8850	.8875	.8900	.8925	.8950	.8975	.9000	.9025	.9050	.9075
54.9100		.9125	.9150	.9175	.9200	.9225	.9250	.9275	.9300	.9325	.9350	.9375
55.9400		.9425	.9450	.9475	.9500	.9525	.9550	.9575	.9600	.9625	.9650	.9675
56.9700		.9725	.9750	.9775	.9800	.9825	.9850	.9875	.9900	.9925	.9950	.9975
57	1.0000

Table D

Qualified Joint and Survivor Annuity Factors

YOUNGER (-) OR OLDER (+) THAN EMPLOYEE AT RETIREMENT	AGE OF EMPLOYEE AT RETIREMENT
	50	51	52	53	54	55	56	57	58	59	60	61	62	63	64	65
-20.1334		.1432	.1537	.1650	.1771	.1901	.2040	.2189	.2349	.2520	.2703	.2897	.3103	.3322	.3554	.3799
-19.1324		.1420	.1524	.1636	.1756	.1884	.2022	.2169	.2326	.2495	.2675	.2866	.3070	.3285	.3514	.3754
-18.1312		.1408	.1511	.1621	.1739	.1866	.2002	.2147	.2302	.2469	.2646	.2835	.3035	.3247	.3471	.3707
-17.1301		.1395	.1496	.1605	.1722	.1847	.1981	.2124	.2277	.2441	.2616	.2801	.2998	.3206	.3427	.3658
-16.1288		.1381	.1481	.1589	.1704	.1827	.1959	.2100	.2250	.2412	.2583	.2766	.2959	.3164	.3380	.3607
-15.1275		.1367	.1465	.1571	.1685	.1806	.1936	.2074	.2222	.2381	.2550	.2729	.2918	.3119	.3331	.3553
-14.1261		.1351	.1448	.1553	.1664	.1784	.1911	.2048	.2193	.2349	.2514	.2690	.2876	.3073	.3280	.3498
-13.1246		.1335	.1431	.1533	.1643	.1761	.1886	.2020	.2162	.2315	.2478	.2650	.2832	.3024	.3227	.3440
-12.1231		.1318	.1412	.1513	.1621	.1736	.1859	.1990	.2130	.2280	.2439	.2608	.2786	.2974	.3172	.3379
-11.1214		.1301	.1393	.1492	.1598	.1711	.1831	.1960	.2097	.2244	.2399	.2564	.2738	.2921	.3115	.3317
-10.1198		.1282	.1373	.1470	.1574	.1684	.1802	.1928	.2062	.2206	.2358	.2519	.2688	.2867	.3056	.3253
-9.1180		.1263	.1352	.1447	.1548	.1657	.1772	.1895	.2026	.2166	.2315	.2472	.2637	.2812	.2995	.3187
-8.1162		.1243	.1330	.1423	.1522	.1628	.1741	.1861	.1989	.2126	.2271	.2424	.2585	.2755	.2933	.3120
-7.1143		.1222	.1307	.1398	.1495	.1599	.1709	.1826	.1951	.2084	.2225	.2374	.2531	.2696	.2869	.3051
-6.1123		.1201	.1284	.1372	.1467	.1568	.1676	.1790	.1911	.2041	.2178	.2323	.2475	.2636	.2804	.2980
-5.1103		.1178	.1259	.1346	.1438	.1537	.1641	.1752	.1871	.1997	.2130	.2271	.2419	.2575	.2738	.2909
-4.1082		.1155	.1234	.1319	.1409	.1504	.1606	.1714	.1829	.1951	.2081	.2217	.2361	.2512	.2671	.2836
-3.1060		.1132	.1209	.1291	.1378	.1471	.1570	.1675	.1786	.1905	.2031	.2163	.2302	.2449	.2602	.2762
-2.1038		.1108	.1182	.1262	.1347	.1437	.1533	.1635	.1743	.1858	.1980	.2108	.2243	.2385	.2533	.2687
-1.1015		.1083	.1155	.1233	.1315	.1403	.1496	.1594	.1699	.1811	.1928	.2053	.2183	.2320	.2463	.2612
0.0992		.1057	.1128	.1203	.1283	.1367	.1457	.1553	.1654	.1762	.1876	.1996	.2122	.2254	.2393	.2536
+1	.0968	.1032	.1100	.1172	.1250	.1332	.1419	.1511	.1609	.1713	.1824	.1939	.2061	.2188	.2322	.2460
+2	.0944	.1005	.1071	.1142	.1216	.1296	.1380	.1469	.1563	.1664	.1771	.1882	.1999	.2122	.2250	.2383
+3	.0919	.0979	.1042	.1110	.1182	.1259	.1340	.1426	.1517	.1615	.1717	.1825	.1938	.2056	.2179	.2307
+4	.0894	.0952	.1013	.1079	.1148	.1222	.1300	.1383	.1471	.1565	.1664	.1767	.1876	.1989	.2107	.2230
+5	.0869	.0925	.0984	.1047	.1114	.1185	.1261	.1340	.1425	.1515	.1610	.1709	.1813	.1922	.2036	.2153
+6	.0844	.0897	.0954	.1015	.1080	.1148	.1221	.1297	.1379	.1465	.1556	.1652	.1751	.1856	.1964	.2077
+7	.0819	.0870	.0925	.0983	.1045	.1111	.1181	.1254	.1332	.1415	.1503	.1594	.1690	.1789	.1893	.2000
+8	.0793	.0843	.0895	.0951	.1011	.1074	.1141	.1211	.1286	.1366	.1449	.1537	.1628	.1724	.1823	.1924
+9	.0768	.0815	.0866	.0920	.0977	.1037	.1101	.1169	.1240	.1316	.1396	.1480	.1567	.1658	.1752	.1848
+10	.0742	.0788	.0836	.0888	0943	.1001	.1062	.1126	.1195	.1267	.1344	.1423	.1506	.1593	.1682	.1773
+11	.0717	.0761	.0807	.0856	.0909	.0964	.1022	.1084	.1149	.1219	.1292	.1367	.1446	.1528	.1612	.1698
+12	.0692	.0734	.0778	.0825	.0875	.0928	.0984	.1042	.1105	.1171	.1240	.1312	.1386	.1463	.1543	.1624
+13	.0667	.0707	.0749	.0794	.0842	.0892	.0945	.1001	.1060	.1123	.1189	.1257	.1327	.1400	.1474	.1550
+14	.0643	.0680	.0721	.0764	.0809	.0857	.0907	.0960	.1016	.1076	.1138	.1202	.1268	.1337	.1407	.1479
+15	.0618	.0654	.0693	.0733	.0776	.0822	.0870	.0920	.0973	.1029	.1088	.1148	.1210	.1274	.1341	.1408
+16	.0594	.0629	.0665	.0704	.0744	.0788	.0833	.0881	.0931	.0983	.1038	.1095	.1153	.1214	.1276	.1340
+17	.0571	.0603	.0638	.0674	.0713	.0754	.0797	.0841	.0888	.0938	.0990	.1043	.1098	.1155	.1214	.1275
+18	.0547	.0578	.0611	.0646	.0682	.0721	.0761	.0803	.0847	.0894	.0942	.0992	.1044	.1098	.1154	.1212
+19	.0525	.0554	.0585	.0618	.0652	.0688	.0726	.0765	.0806	.0850	.0895	.0943	.0991	.1042	.1096	.1151
+20	.0502	.0530	.0559	.0590	.0622	.0656	.0691	.0728	.0767	.0808	.0850	.0895	.0941	.0989	.1040	.1093

FACTORS FOR AGE COMBINATIONS NOT SHOWN ARE COMPUTED ON THE SAME ACTUARIAL BASIS AS THAT USED FOR COMPUTATION OF THE FACTORS STATED IN THE ABOVE TABLE. AS PROVIDED IN SECTION 3.B. OF SCHEDULE A, 40% OF THE APPROPRIATE FACTOR PROVIDED FOR BY THIS TABLE IS TO BE USED IN DETERMINING THE AMOUNT OF THE QUALIFIED JOINT AND SURVIVOR ANNUITY ATTRIBUTABLE TO A PARTICIPANT’S ACCRUED FROZEN BENEFIT.

Table E

Family Annuity Factors

AGE OF YOUNGEST CHILD	AGE OF EMPLOYEE AT RETIREMENT
50	51	52	53	54	55	56	57	58	59	60	61	62	63	64	65
20.0012	.0014	.0016	.0018	.0020	.0023	.0027	.0030	.0034	.0038	.0043	.0049	.0055	.0063	.0071	.0080
19.0033	.0037	.0041	.0046	.0052	.0058	.0065	.0072	.0081	.0090	.0102	.0114	.0128	.0143	.0161	.0181
18.0055	.0061	.0068	.0076	.0084	.0094	.0104	.0116	.0129	.0145	.0162	.0181	.0203	.0227	.0255	.0287
17.0078	.0086	.0096	.0106	.0118	.0131	.0146	.0162	.0180	.0201	.0225	.0252	.0282	.0315	.0354	.0398
16.0101	.0112	.0124	.0138	.0153	.0170	.0188	.0209	.0233	.0260	.0291	.0325	.0364	.0408	.0458	.0514
15.0126	.0139	.0153	.0170	.0189	.0209	.0233	.0259	.0288	.0322	.0360	.0402	.0450	.0504	.0565	.0634
14.0151	.0166	.0184	.0204	.0226	.0251	.0279	.0310	.0345	.0386	.0431	.0482	.0540	.0604	.0677	.0758
13.0176	.0195	.0215	.0238	.0264	.0294	.0326	.0363	.0405	.0452	.0505	.0565	.0632	.0708	.0792	.0886
12.0203	.0224	.0247	.0274	.0304	.0338	.0376	.0418	.0466	.0521	.0582	.0651	.0728	.0815	.0911	.1016
11.0230	.0254	.0281	`.0311	.0346	.0384	.0427	.0475	.0530	.0592	.0662	.0740	.0827	.0924	.1032	.1149
10.0258	.0285	.0315	.0350	.0388	.0431	.0480	.0534	.0596	.0666	.0744	.0832	.0929	.1036	.1154	.1284
9.0287	.0317	.0351	.0389	.0432	.0480	.0534	.0595	.0664	.0742	.0828	.0925	.1032	.1149	.1279	.1419
8.0316	.0350	.0387	.0430	.0477	.0531	.0591	.0658	.0734	.0819	.0915	.1020	.1136	.1264	.1404	.1556
7.0347	.0383	.0425	.0471	.0524	.0583	.0649	.0722	.0805	.0899	.1002	.1116	.1241	.1379	.1530	.1694
6.0378	.0418	.0463	.0514	.0572	.0636	.0708	.0788	.0878	.0979	.1090	.1213	.1347	.1495	.1656	.1831
5.0410	.0454	.0503	.0559	.0621	.0691	.0768	.0855	.0952	.1060	.1179	.1310	.1453	.1611	.1782	.1969
4.0443	.0490	.0544	.0604	.0671	.0746	.0830	.0923	.1027	.1142	.1268	.1407	.1559	.1726	.1908	.2105
3.0476	.0528	.0585	.0650	.0722	.0803	.0892	.0991	.1101	.1223	.1357	.1504	.1669	.1841	.2032	.2240
2.0511	.0566	.0628	.0697	.0774	.0860	.0955	.1060	.1176	.1305	.1446	.1601	.1770	.1954	.2155	.2372
1.0546	.0605	.0671	.0745	.0826	.0917	.1018	.1128	.1251	.1386	.1534	.1696	.1873	.2066	.2275	.2501

FACTORS FOR AGE COMPUTATIONS NOT SHOWN ARE COMPUTED ON THE SAME ACTUARIAL BASIS AS THAT USED FOR COMPUTATION OF THE FACTORS STATED IN THE ABOVE TABLE. AS PROVIDED IN SECTION 4.B. OF SCHEDULE A, 100% OF THE APPROPRIATE FACTOR PROVIDED FOR BY THIS TABLE IS TO BE USED IN DETERMINING THE AMOUNT OF THE FAMILY ANNUITY ATTRIBUTABLE TO A PARTICIPANT’S ACCRUED FROZEN BENEFIT.

Table F

Deferred Vesting Schedule

AGE AT TERMINATION	AGE THAT VESTED BENEFITS BEGIN
	50	51	52	53	54	55	56	57	58	59	60
49	70.0%	73.0%	76.0%	79.0%	82.0%	85.0%	88.0%	91.0%	94.0%	97.0%	100%
48	69.0%	72.1%	75.2%	78.3%	81.4%	84.5%	87.6%	90.7%	93.8%	96.9%	100%
47	68.0%	71.2%	74.4%	77.6%	80.8%	84.0%	87.2%	90.4%	93.6%	96.8%	100%
46	67.0%	70.3%	73.6%	76.9%	80.2%	83.5%	86.8%	90.1%	93.4%	96.7%	100%
45	66.0%	69.4%	72.8%	76.2%	79.6%	83.0%	86.4%	89.8%	93.2%	96.6%	100%
44	65.0%	68.5%	72.0%	75.5%	79.0%	82.5%	86.0%	89.5%	93.0%	96.5%	100%
43	64.0%	67.6%	71.2%	74.8%	78.4%	82.0%	85.6%	89.2%	92.8%	96.4%	100%
42	63.0%	66.7%	70.4%	74.1%	77.8%	81.5%	85.2%	88.9%	92.6%	96.3%	100%
41	62.0%	65.8%	69.6%	73.4%	77.2%	81.0%	84.8%	88.6%	92.4%	96.2%	100%
40	61.0%	64.9%	68.8%	72.7%	76.6%	80.5%	84.4%	88.3%	92.2%	96.1%	100%
39	60.0%	64.0%	68.0%	72.0%	76.0%	80.0%	84.0%	88.0%	92.0%	96.0%	100%
38	59.0%	63.1%	67.2%	71.3%	75.4%	79.5%	83.6%	87.7%	91.8%	95.9%	100%
37	58.0%	62.2%	66.4%	70.6%	74.8%	79.0%	83.2%	87.4%	91.6%	95.8%	100%
36	57.0%	61.3%	65.6%	69.9%	74.2%	78.5%	82.8%	87.1%	91.4%	95.7%	100%
35	56.0%	60.4%	64.8%	69.2%	73.6%	78.0%	82.4%	86.8%	91.2%	95.6%	100%
34	55.0%	59.5%	64.0%	68.5%	73.0%	77.5%	82.0%	86.5%	91.0%	95.5%	100%
33	54.0%	58.6%	63.2%	67.8%	72.4%	77.0%	81.6%	86.2%	90.8%	95.4%	100%
32	53.0%	57.7%	62.4%	67.1%	71.8%	76.5%	81.2%	85.9%	90.6%	95.3%	100%
31	52.0%	56.8%	61.6%	66.4%	71.2%	76.0%	80.8%	85.6%	90.4%	95.2%	100%
30	51.0%	55.9%	60.8%	65.7%	70.6%	75.5%	80.4%	85.3%	90.2%	95.1%	100%
29	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100%
28	49.0%	54.1%	59.2%	64.3%	69.4%	74.5%	79.6%	84.7%	89.8%	94.9%	100%
27	48.0%	53.2%	58.4%	63.6%	68.8%	74.0%	79.2%	84.4%	89.6%	94.8%	100%
26	47.0%	52.3%	57.6%	62.9%	68.2%	73.5%	78.8%	84.1%	89.4%	94.7%	100%
25	46.0%	51.4%	56.8%	62.2%	67.6%	73.0%	78.4%	83.8%	89.2%	94.6%	100%
24	45.0%	50.5%	56.0%	61.5%	67.0%	72.5%	78.0%	83.5%	89.0%	94.5%	100%
23	44.0%	49.6%	55.2%	60.8%	66.4%	72.0%	77.6%	83.2%	88.8%	94.4%	100%
22	43.0%	48.7%	54.4%	60.1%	65.8%	71.5%	77.2%	82.9%	88.6%	94.3%	100%
21	42.0%	47.8%	53.6%	59.4%	65.2%	71.0%	76.8%	82.6%	88.4%	94.2%	100%
20	41.0%	46.9%	52.8%	58.7%	64.6%	70.5%	76.4%	82.3%	88.2%	94.1%	100%

NOTE:	EMPLOYEES MUST HAVE 5 YEARS OF SERVICE TO QUALIFY FOR VESTING

SCHEDULE INDICATES PERCENTAGE OF VESTED BENEFIT PAYABLE
INTERPOLATION WILL BE MADE TO THE NEAREST MONTH

SCHEDULE B

PROVISIONS APPLICABLE TO

ACCRUED FROZEN BENEFIT

UNDER THE SERVICE ANNUITY PLAN

OF PECO ENERGY COMPANY

1.	APPLICATION

This Schedule shall apply only to a Participant who elects to participate in the Plan pursuant to Section 3.1(b) of the Plan (relating to eligibility for participation for employees other than new hires) or Section 9.1 of the Plan (relating to recommencement of employment by terminated employee) and whose accrued benefit under the PECO Plan is transferred to the Plan pursuant to Section 3.1(c) of the Plan (relating to transfer of benefits and assets to Plan) or Section 9.1 of the Plan. The provisions of this Schedule shall govern with respect to all matters relating to such a Participant’s Accrued Frozen Benefit.

2.	DEFINED TERMS

For purposes of this Schedule B, capitalized terms used herein shall have their respective meanings set forth in the Plan, except that the following words and phrases shall have the following respective meanings when capitalized unless the context clearly indicates otherwise:

A. Accrued Frozen Benefit. The amount payable with respect to a Participant’s accrued benefit under the PECO Plan determined as of December 31, 2001 commencing on the first day of the month coinciding with or next following a Participant’s Schedule B Normal Retirement Age, determined as if such amount were payable in the form of a single life annuity for the life of the Participant.

B. Benefit Years. For periods prior to January 1, 2002, a Participant’s Benefit Years includes the Participant’s “benefit years” as of the date he or she becomes a Participant, determined in accordance with the provisions of the PECO Plan as in effect on December 31, 2001. For the Participant’s 12 month “benefit accrual computation period” (as defined in the PECO Plan) that ends during the 2002 Plan Year, the greater of (i) the Vesting Service, for such period, determined pursuant to subdivision (47) of Article 2 of the Plan (relating to definition of Vesting Service) and (ii) the “benefit years”, for such period, determined pursuant to the terms of the PECO Plan as in effect on December 31, 2001. For periods after the 12 month period described in the preceding sentence, a Participant’s Benefit Years shall equal his or her Vesting Service for such periods.

1

C. Early Retirement Date. The date on which a Participant completes at least ten years of Vesting Service and attains at least age 50.

D. Schedule B Actuarial Factors. An interest rate assumption of seven percent and a mortality assumption of the TPF&C mortality table in effect as of the date a determination hereunder occurs set back one year for participants and five years for beneficiaries.

E. Schedule B Normal Retirement Age. A Participant’s 65th birthday.

3.	SPECIAL RULES REGARDING COMPUTATION OF BENEFIT

A.	Factors to Calculate Pension Paid Before Schedule B Normal Retirement Age

1.	Pension Starting Date on or After Early Retirement Date and Prior to Schedule B Normal Retirement Age. The Pension attributable to the Accrued Frozen Benefit of a Participant whose Termination of Employment occurs on or after his or her Early Retirement Date and whose Pension commences prior to his or her Schedule B Normal Retirement Age shall be computed by multiplying such Participant’s Accrued Frozen Benefit by the applicable factor from Table B-1.

2.	Pension Starting Date After Attainment of Age 50 but Prior to Early Retirement Date. The Pension attributable to the Accrued Frozen Benefit of a Participant whose Pension Starting Date occurs on or after such Participant’s attainment of age 50 but prior to such Participant’s attainment of his or her Early Retirement Date and whose Pension commences prior to his or her Schedule B Normal Retirement Age shall be computed by multiplying such Participant’s Accrued Frozen Benefit by the applicable factor from Table G.

3.	Pension Starting Date Prior to Attainment of Age 50. The amount determined by actuarially reducing the Participant’s Accrued Frozen Benefit using the factors in Table G to reduce the Accrued Frozen Benefit from age 65 to age 50 and using the Schedule B Actuarial Factors to reduce the Accrued Frozen Benefit from age 50 to the Participant’s Pension Starting Date.

2

B. Lump Sum Value. If a Participant elects to receive his or her Accrued Frozen Benefit in the form of a lump sum distribution as described in Option 2 of Section 7.2(c) of the Plan, the amount of the lump sum attributable to the Participant’s Accrued Frozen Benefit shall be the greater of:

1.	the actuarial equivalent of the Participant’s Accrued Frozen Benefit using the Schedule B Actuarial Factors, and

2.	an amount equal to the present value of the Participant’s Accrued Frozen Benefit determined as of December 31, 2001 using a 6.5% discount rate and the 1983 Group Annuity (unisex) Mortality Table (50% male, 50% female), assuming the Accrued Frozen Benefit otherwise payable at the Schedule B Normal Retirement Age would commence at the later of the Participant’s attained age at December 31, 2001 or age 60 (or, effective January 1, 2002, age 59 for Craft, Craft/Technical, Technical Support and Professional Support Employees with an Accrued Frozen Benefit) and credited with 6.5% for each Plan Year subsequent to December 31, 2001 during which the Participant is a Participant, whether or not such Participant is an Eligible Employee during such Plan Year.

4.	OPTIONAL FORMS OF BENEFIT PAYABLE UPON RETIREMENT

In lieu of the optional forms of benefit available under Section 7.2(c) of the Plan, a Participant may elect to have the portion of his or her Accrued Benefit attributable to his or her Accrued Frozen Benefit paid in the following form, subject to Section 7.4 (relating to election and waiver procedures):

A.

Contingent Annuity Option: A Participant (each, an “Eligible Participant”) who has a Termination of Employment after he or she (1) has completed at least 14 Benefit Years, or (2) has attained age 65 and has completed at least 5 Benefit Years, or (3) has attained his or her Early Retirement Date may elect a contingent annuity option under which the Participant may designate a percentage equal to 25%, 50%, 75% or 100% of his or her Pension to be paid upon his or her death to a contingent Beneficiary designated by such Participant. The annuity otherwise payable to a Participant electing a Contingent Annuity Option or to his or her contingent Beneficiary will be actuarially reduced using the Schedule B Actuarial Factors to reflect the payments which may become payable to the Beneficiary. Notwithstanding the preceding sentence, if the Participant’s Spouse is designated as the contingent Beneficiary, the actuarial reduction will not reflect the cost of a joint and survivor annuity option providing a survivor annuity to the Participant’s Spouse of

3

(1) 50% of the amount payable to the Participant, if a 50%, 75% or 100% contingent annuity option is elected, or (2) 25% of the amount payable to the Participant, if a 25% contingent annuity option is elected; provided, however, that the subsidy described in this sentence shall not apply to a former spouse who is to be treated as a Participant’s spouse pursuant to a qualified domestic relations order, unless the qualified domestic relations order specifically provides that such subsidy applies to the former spouse. If the contingent Beneficiary is other than the Spouse, the percentage payable to the contingent Beneficiary after the Participant’s death may not exceed the applicable percentage from Appendix B. The contingent annuity option of an electing Participant who has a Termination of Employment before he or she attains his or her Early Retirement Date shall be canceled.

4

APPENDIX B

MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLE

Excess if Age of Participant over Age of Beneficiary	Applicable Percentage
10 years or less	100%
11	96%
12	93%
13	90%
14	87%
15	84%
16	82%
17	79%
18	77%
19	75%
20	73%
21	72%
22	70%
23	68%
24	67%
25	66%
26	64%
27	63%
28	62%
29	61%
30	60%
31	59%
32	59%
33	58%
34	57%
35	56%
36	56%
37	55%
38	55%
39	54%
40	54%
41	53%
42	53%
43	53%
44 and greater	52%

5

Table G

Reduction Factors Applicable to Accrued Frozen Benefit under Schedule B

For Pension Starting Date on or after Age 50 and before Early Retirement Age*

Months

Age	0	1	2	3	4	5	6	7	8	9	10	11
50	0.235	0.237	0.239	0.240	0.242	0.244	0.246	0.247	0.249	0.251	0.253	0.254
51	0.256	0.258	0.260	0.262	0.264	0.266	0.268	0.269	0.271	0.273	0.275	0.277
52	0.279	0.281	0.283	0.286	0.288	0.290	0.292	0.294	0.296	0.299	0.301	0.303
53	0.305	0.307	0.310	0.312	0.314	0.317	0.319	0.321	0.324	0.326	0.328	0.331
54	0.333	0.336	0.338	0.341	0.344	0.346	0.349	0.352	0.354	0.357	0.360	0.362
55	0.365	0.368	0.371	0.374	0.377	0.380	0.383	0.385	0.388	0.391	0.394	0.397
56	0.400	0.403	0.407	0.410	0.413	0.417	0.420	0.423	0.427	0.430	0.433	0.437
57	0.440	0.444	0.447	0.451	0.455	0.458	0.462	0.466	0.469	0.473	0.477	0.480
58	0.484	0.488	0.492	0.496	0.500	0.504	0.509	0.513	0.517	0.521	0.525	0.529
59	0.533	0.538	0.542	0.547	0.552	0.556	0.561	0.566	0.570	0.575	0.580	0.584
60	0.589	0.594	0.599	0.605	0.610	0.615	0.620	0.625	0.630	0.636	0.641	0.646
61	0.651	0.657	0.663	0.669	0.675	0.681	0.687	0.692	0.698	0.704	0.710	0.716
62	0.722	0.729	0.736	0.742	0.749	0.756	0.763	0.769	0.776	0.783	0.790	0.796
63	0.803	0.811	0.818	0.826	0.834	0.841	0.849	0.857	0.864	0.872	0.880	0.887
64	0.895	0.904	0.913	0.921	0.930	0.939	0.948	0.956	0.965	0.974	0.983	0.991
65 and Over	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000	1.000

*	Factors above are to be multiplied by the Frozen Accrued Benefit applicable to Schedule B. The Basis for the above Factors is the 1971 TPF&C Projection Mortality Table for Males with 1-Year Setback, and 7.00% Interest.

SCHEDULE C

PROVISIONS APPLICABLE TO

ACCRUED FROZEN BENEFIT

UNDER THE CASH BALANCE PROVISIONS

OF THE TXU RETIREMENT PLAN

1.	APPLICATION

This Schedule C shall apply only to a Participant who, immediately prior to becoming a Participant, was a participant in the TXU Retirement Plan (the “TXU Plan”). The provisions of this Schedule C shall govern with respect to all matters relating to such a Participant’s Cash Balance Account that is attributable to the Participant’s accrued benefit under the TXU Plan.

2.	DEFINED TERMS

For purposes of this Schedule C, capitalized terms used herein shall have their respective meanings set forth in the Plan, except that the following words and phrases shall have the following respective meanings when capitalized unless the context clearly indicates otherwise:

A.	Accrued Frozen Benefit. The amount payable with respect to a Participant’s accrued benefit under the TXU Plan determined as of the date such Participant became a Participant commencing on the first day of the month coinciding with or next following a Participant’s Schedule C Normal Retirement Age, determined as if such amount were payable in the form of a single life annuity for the life of the Participant.

B.	Accredited Service. A Participant’s Accredited Service includes the Participant’s “Accredited Service” as of the date he or she becomes a Participant, determined in accordance with the provisions of the TXU Plan as in effect on such date, and the number of years and full calendar months of service beginning on the date the Participant becomes a Participant and ending on the Participant’s Severance from Service Date (as defined below) but not to exceed, in the aggregate, a maximum of 40 years. A Participant’s Severance from Service is the earlier of the first day of the month coincident with or next following the date on which an Employee quits, retires or is discharged or dies, or the first day of the month coincident with or next following the first anniversary of the first day of absence for any other reason. Severance from Service shall not occur if an Employee leaves the employ of an Employer and is eligible for disability benefits as defined in and determined under the TXU Corp. Employee Long-Term Disability Income Plan (or any successor plan), so long as such Employee remains eligible for disability benefits. Accredited Service shall not include any Period of Service for which the Accrued Frozen Benefit has been settled by a cash payment, unless, within the latter of: (a) 5 years of reemployment, or (b) 5 consecutive one-year breaks in service, the full cash payment is repaid together with interest at the annual compound rate of interest as may be specified by law from the date of the cash payment to the date of repayment.

C.	Earlier Than Normal Retirement Date. The date on which a Participant attains age 55 and completes at least 15 years of Accredited Service.

D.	Schedule C Actuarial Factors. With respect to the computation of lump sum benefit payments, the mortality table prescribed in Revenue Ruling 2001-62 and an interest rate equal to the annual rate on 30-year U.S. Treasury securities for the month of November prior to the Plan Year for which the lump sum payment is being determined. With respect to the computation of monthly benefit payments, a unisex rate taken from the 1983 Group Annuity Mortality Table weighted to reflect a fixed blend of 85% males and 15% females and interest rate equal to 8%.

E.	Schedule C Normal Retirement Age. Age 65.

3.	SPECIAL RULES REGARDING COMPUTATION OF BENEFIT

A.	Factors to Calculate Pension Paid Before Schedule C Normal Retirement Age

1.	Pension Starting Date on or After the Earlier Than Normal Retirement Date and Attainment of Age 62, but Prior to Schedule C Normal Retirement Age. The Pension attributable to the Accrued Frozen Benefit of a Participant whose Termination of Employment occurs on or after his or her Earlier Than Normal Retirement Date and whose Pension commences after his or her attainment of age 62, but prior to his or her Schedule C Normal Retirement Age shall be such Participant’s Accrued Frozen Benefit without any actuarial reduction.

2.	Pension Starting Date on or After the Earlier Than Normal Retirement Date and Prior to Attainment of Age 62. The Pension attributable to the Accrued Frozen Benefit of a Participant whose Termination of Employment occurs on or after his or her Earlier Than Normal Retirement Date and whose Pension commences before his or her attainment of age 62 shall be such Participant’s Accrued Frozen Benefit reduced at the annual rate of 4% for each of the years and full calendar months (taken as twelfths of a year) by which his Earlier Than Normal Retirement Date precedes the first day of the month coincident with or next following his 62nd birthday.

3.	Pension Starting Date Prior to the Earlier Than Normal Retirement Date. The Pension attributable to the Accrued Frozen Benefit of a Participant whose Termination of Employment occurs prior to his or her Earlier than Normal Retirement Date shall be the Participant’s Accrued Frozen Benefit reduced at the annual rate of 4% for each of the years and full calendar months (taken as twelfths of a year) to the greater of his age as of his Pension Starting Date or age 55 and further reduced (if applicable) on an actuarial basis from age 55 to the Participant’s Pension Starting Date.

B.	Lump Sum Value. If a Participant elects to receive his or her Accrued Frozen Benefit in the form of a lump sum distribution as described in Option 2 of Section 7.2(c) of the Plan, the amount of the lump sum attributable to the Participant’s Accrued Frozen Benefit shall be the greater of:

1.	the lump sum actuarial equivalent of the Participant’s Accrued Frozen Benefit determined using the Schedule C Actuarial Factors, and

2.	an amount equal to the present value of the Participant’s Accrued Frozen Benefit determined as the date the Participant became a Participant in the Plan using a 6.75% discount rate and the 1983 Group Annuity (unisex) Mortality Table (50% male, 50% female). assuming the Accrued Frozen Benefit otherwise payable at the Schedule C Normal Retirement Age would commence at the later of the Participant’s attained age as of the date the Participant became a Participant in the Plan or age 62.

4.	OPTIONAL FORMS OF BENEFIT PAYABLE UPON RETIREMENT

In lieu of the forms of benefit available under Section 7.2 of the Plan, a Participant may elect to have the portion of his or her Accrued Benefit attributable to his or her Accrued Frozen Benefit paid in the following forms, subject to Section 7.4 (relating to election and waiver procedures):

A.	Ten- Year Certain Option: A Participant may elect to receive his or her Accrued Frozen Benefit in the form of a reduced amount which is the Actuarial Equivalent, determined using the Schedule C Actuarial Assumptions, of his or her Accrued Frozen Benefit during his or her lifetime and, in the event of the Participant’s death prior to the expiration of ten years following his or her Pension Starting Date, such Accrued Frozen Benefit shall continue for any unexpired portion of such ten-year period to his designated Beneficiary or Beneficiaries. Subject to Section 7.4, the Participant shall have the right to change or redesignate his or her Beneficiary or successive Beneficiaries at any time prior to the expiration of the ten-year period described above. If the Beneficiary or successive Beneficiaries shall survive the retired Participant but die prior to the expiration of the ten-year period described above, the commuted value of the remaining payments due the Beneficiaries shall be paid to the estate of such Beneficiaries. If the Participant shall die within the ten-year period described above without any surviving designated Beneficiary, the commuted value of the payments which would otherwise have been paid during the remaining portion of said ten-year period shall be paid by the Trustee at the direction of the Administrator (i) to the surviving Spouse of such deceased Participant, if any, or (ii) if there shall be no surviving Spouse, to the surviving children of such deceased Participant, if any, in equal shares, or (iii) if there shall be no surviving Spouse or surviving children, to the executor or administrator of the estate of such deceased Participant, or (iv) if no executor or administrator shall have been appointed for the estate of such deceased Participant within six months following the date of the Participant’s death, in equal shares to the person or persons who would be entitled under the intestate succession laws of the state of the Participant’s domicile to receive the Participant’s personal estate.

B.	Social Security Adjustment Option: A Participant whose Pension Starting Date occurs after his or her Earlier Than Normal Retirement Date and prior to his or her attainment of age 62 may elect, at any time prior to his or Earlier Than Normal Retirement Date, to have the amount of his or her Accrued Frozen Benefit increased during the period prior to becoming eligible to receive monthly benefits under the Social Security Act, and decreased during the period after becoming eligible to receive monthly benefits under the Social Security Act, so as to provide for the Participant an essentially uniform total retirement benefit composed of his Accrued Frozen Benefit and monthly benefits under the Social Security Act. For purposes of this optional form of benefit, the monthly benefits under the Social Security Act shall mean the old age insurance benefit that a Participant might be entitled to receive at the earliest age the Participant will be eligible to begin receiving monthly benefit under the Social Security Act as of the date he or she elects this optional form of benefit and the Accrued Frozen Benefit shall not be adjusted because of any subsequent change in the actual monthly benefits received under the Social Security Act. If the Participant elects the Social Security Adjustment Option, his or her Accrued Frozen Benefit shall be the greater of (i) the Accrued Frozen Benefit reduced as described in Paragraph 3.A.2 of this Schedule C and applying the Schedule C Actuarial Assumptions for computing monthly benefit payments; and (ii) the Accrued Frozen Benefit actuarially reduced to the Participant’s age at retirement and converted to the Social Security Adjustment Option applying the Schedule C Actuarial Assumptions for calculating lump sum benefit payments.